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                                                                       EXHIBIT 2
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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             THE TITAN CORPORATION,

                      ADVANCED COMMUNICATION SYSTEMS, INC.

                                       AND

                              A T ACQUISITION CORP.

                          DATED AS OF DECEMBER 9, 1999



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                                TABLE OF CONTENTS

                                                                            Page

   ARTICLE I.     THE MERGER.................................................1

   SECTION 1.1.   THE MERGER.................................................1
   SECTION 1.2.   EFFECTIVE TIME.............................................2
   SECTION 1.3.   EFFECT OF THE MERGER.......................................2
   SECTION 1.4.   CERTIFICATE OF INCORPORATION; BYLAWS.......................2
   SECTION 1.5.   DIRECTORS AND OFFICERS.....................................2
   SECTION 1.6.   CLOSING....................................................2
   SECTION 1.7.   SUBSEQUENT ACTIONS.........................................3
   SECTION 1.8.   TAX AND ACCOUNTING TREATMENT OF THE MERGER.................3

   ARTICLE II.    CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES.........3

   SECTION 2.1.   CONVERSION OF SECURITIES...................................3
   SECTION 2.2.   EXCHANGE OF CERTIFICATES...................................5
   SECTION 2.3.   ASSUMPTION OF OBLIGATIONS TO ISSUE STOCK...................7
   SECTION 2.4.   STOCK TRANSFER BOOKS......................................10
   SECTION 2.5.   CERTAIN ADJUSTMENTS.......................................10

   ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............10

   SECTION 3.1.   ORGANIZATION AND QUALIFICATION; SUBSIDIARIES..............10
   SECTION 3.2.   CERTIFICATE OF INCORPORATION AND BYLAWS...................11
   SECTION 3.3.   CAPITALIZATION............................................11
   SECTION 3.4.   AUTHORITY.................................................12
   SECTION 3.5.   NO CONFLICT; REQUIRED FILINGS AND CONSENTS................13
   SECTION 3.6.   SEC FILINGS; FINANCIAL STATEMENTS.........................14
   SECTION 3.7.   NO UNDISCLOSED LIABILITIES................................15
   SECTION 3.8.   ABSENCE OF CERTAIN CHANGES OR EVENTS......................15
   SECTION 3.9.   ABSENCE OF LITIGATION.....................................16
   SECTION 3.10   LICENSES AND PERMITS; COMPLIANCE WITH LAWS................16
   SECTION 3.11.  INTELLECTUAL PROPERTY.....................................17
   SECTION 3.12.  EMPLOYEE BENEFIT PLANS AND RELATED MATTERS................18
   SECTION 3.13.  PROPERTIES................................................27
   SECTION 3.14.  CONTRACTS.................................................27
   SECTION 3.15.  TAXES.....................................................27
   SECTION 3.16.  ENVIRONMENTAL MATTERS.....................................27
   SECTION 3.17.  INSURANCE.................................................27
   SECTION 3.18.  CERTAIN PRACTICES.........................................27
   SECTION 3.19.  YEAR 2000.................................................27
   SECTION 3.20.  INTEREST RATE AND FOREIGN EXCHANGE CONTRACTS..............27
   SECTION 3.21.  STATE TAKEOVER STATUTES...................................27



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   SECTION 3.22.  GOVERNMENT CONTRACTS......................................27
   SECTION 3.23.  BOARD APPROVAL; VOTE REQUIRED.............................27
   SECTION 3.24.  OPINION OF FINANCIAL ADVISOR..............................27
   SECTION 3.25.  BROKERS...................................................27
   SECTION 3.26.  POOLING; TAX MATTERS......................................28
   SECTION 3.27.  REGISTRATION STATEMENT; PROXY
                  STATEMENT/PROSPECTUS......................................28

   ARTICLE IV.    REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND
                  MERGER SUB................................................28

   SECTION 4.1.   ORGANIZATION AND QUALIFICATION............................29
   SECTION 4.2.   CERTIFICATE OF INCORPORATION AND BYLAWS...................29
   SECTION 4.3.   CAPITALIZATION............................................29
   SECTION 4.4.   AUTHORITY.................................................29
   SECTION 4.5.   NO CONFLICT; REQUIRED FILINGS AND CONSENTS................29

   ARTICLE V.     REPRESENTATIONS AND WARRANTIES OF ACQUIROR................30

   SECTION 5.1.   ORGANIZATION AND QUALIFICATION; SUBSIDIARIES..............30
   SECTION 5.2.   CERTIFICATE OF INCORPORATION AND BYLAWS...................31
   SECTION 5.3.   CAPITALIZATION............................................31
   SECTION 5.4.   AUTHORITY.................................................32
   SECTION 5.5.   NO CONFLICT; REQUIRED FILINGS AND CONSENTS................32
   SECTION 5.6.   SEC FILINGS; FINANCIAL STATEMENTS.........................33
   SECTION 5.7.   NO UNDISCLOSED LIABILITIES................................34
   SECTION 5.8.   ABSENCE OF CERTAIN CHANGES OR EVENTS......................34
   SECTION 5.9.   ABSENCE OF LITIGATION.....................................34
   SECTION 5.10   CERTAIN PRACTICES.........................................34
   SECTION 5.11.  GOVERNMENT CONTRACTS......................................34
   SECTION 5.12.  BOARD APPROVAL; VOTE REQUIRED.............................36
   SECTION 5.13.  OPINION OF FINANCIAL ADVISOR..............................36
   SECTION 5.14.  BROKERS...................................................36
   SECTION 5.15.  POOLING; TAX MATTERS......................................36
   SECTION 5.16.  REGISTRATION STATEMENT; PROXY
                  STATEMENT/PROSPECTUS......................................36
   SECTION 5.17.  SHARE OWNERSHIP...........................................36
   SECTION 5.18.  ENVIRONMENTAL MATTERS.....................................36

   ARTICLE VI.    COVENANTS.................................................37

   SECTION 6.1.   AFFIRMATIVE COVENANTS OF THE COMPANY......................37
   SECTION 6.2.   NEGATIVE COVENANTS OF THE COMPANY.........................38
   SECTION 6.3.   AFFIRMATIVE COVENANTS OF ACQUIROR.........................41
   SECTION 6.4.   NEGATIVE COVENANTS OF ACQUIROR............................41



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   ARTICLE VII.   ADDITIONAL AGREEMENTS.....................................41

   SECTION 7.1.   ACCESS AND INFORMATION....................................42
   SECTION 7.2.   CONFIDENTIALITY...........................................42
   SECTION 7.3.   PROXY STATEMENT AND REGISTRATION STATEMENT;
                  STOCKHOLDERS MEETINGS.....................................42
   SECTION 7.4.   HSR ACT MATTERS...........................................44
   SECTION 7.5.   PUBLIC ANNOUNCEMENTS......................................44
   SECTION 7.6.   INDEMNIFICATION...........................................44
   SECTION 7.7.   FURTHER ACTION; REASONABLE BEST EFFORTS...................46
   SECTION 7.8.   NO SOLICITATION...........................................46
   SECTION 7.9.   NYSE LISTING..............................................47
   SECTION 7.10.  EMPLOYEE MATTERS..........................................47
   SECTION 7.11.  AFFILIATES................................................49
   SECTION 7.12.  EVENT NOTICES.............................................49
   SECTION 7.13.  TAX TREATMENT.............................................50
   SECTION 7.14.  POOLING OF INTERESTS......................................50
   SECTION 7.15.  MERGER SUB................................................50
   SECTION 7.16.  BOARD OF DIRECTORS OF ACQUIROR............................50
   SECTION 7.17.  PUBLISHING FINANCIAL RESULTS..............................50
   SECTION 7.18.  STAND-STILL...............................................50
   SECTION 7.19.  STOCKHOLDER RIGHTS PLAN...................................51

   ARTICLE VIII.  CLOSING CONDITIONS........................................51

   SECTION 8.1.   CONDITIONS TO OBLIGATIONS OF THE PARTIES TO
                  EFFECT THE MERGER.........................................52
   SECTION 8.2.   ADDITIONAL CONDITIONS TO OBLIGATIONS OF
                  ACQUIROR AND MERGER SUB...................................53
   SECTION 8.3.   ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE
                  COMPANY...................................................54

   ARTICLE IX.    TERMINATION, AMENDMENT AND WAIVER.........................55

   SECTION 9.1.   TERMINATION...............................................55
   SECTION 9.2.   EFFECT OF TERMINATION.....................................57
   SECTION 9.3.   AMENDMENT.................................................57
   SECTION 9.4.   EXTENSION; WAIVER.........................................58
   SECTION 9.5.   TRANSACTION FEES, EXPENSES AND OTHER PAYMENTS.............58
   SECTION 9.6.   TERMINATION FEES..........................................58

   ARTICLE X.     GENERAL PROVISIONS........................................60

   SECTION 10.1.  EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES
                  AND AGREEMENTS............................................60
   SECTION 10.2.  NOTICES...................................................60



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SECTION 10.3.  CERTAIN DEFINITIONS.......................................61
SECTION 10.4.  HEADINGS..................................................63
SECTION 10.5.  SEVERABILITY..............................................64
SECTION 10.6.  ENTIRE AGREEMENT..........................................64
SECTION 10.7.  SPECIFIC PERFORMANCE......................................64
SECTION 10.8.  ASSIGNMENT................................................64
SECTION 10.9.  THIRD PARTY BENEFICIARIES.................................64
SECTION 10.10. GOVERNING LAW.............................................64
SECTION 10.11. COUNTERPARTS..............................................65
SECTION 10.12. WAIVER OF JURY TRIAL......................................65

EXHIBITS

Exhibit A   Company Affiliate Agreement
Exhibit B   Acquiror Affiliate Agreement

SCHEDULES

Schedule 3.1     Organization and Qualification; Subsidiaries
Schedule 3.3     Capitalization of the Company
Schedule 3.5     Required Filings and Consents
Schedule 3.8     Absence of Certain Changes or Events
Schedule 3.9     Litigation
Schedule 3.10    Licenses and Permits
Schedule 3.11    Company Intellectual Property
Schedule 3.12    Employee Benefit Plans
Schedule 3.14    Contracts
Schedule 3.15    Taxes
Schedule 3.22    Government Contracts
Schedule 3.25    Brokers
Schedule 3.26    Pooling; Tax Matters
Schedule 5.3     Capitalization of Acquiror
Schedule 5.5     Required Filings and Consents
Schedule 5.8     Absence of Certain Changes or Events
Schedule 5.9     Litigation
Schedule 5.11    Government Contracts
Schedule 5.15    Pooling; Tax Matters
Schedule 6.2     Negative Covenants of the Company
Schedule 7.10    Employee Matters
Schedule 7.11    Affiliates of the Company and Acquiror



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                             INDEX OF DEFINED TERMS

                                                                 Section
                                                                 -------
Acquiror.....................................................    PREAMBLE
Acquiror Common Stock........................................    2.1(a)
Acquiror Confidentiality Agreement...........................    7.2
Acquiror Counter Proposal....................................    7.3(c)
Acquiror Financial Statements................................    5.6(b)
Acquiror Floating Rate Election..............................    2.1(c)
Acquiror Preferred Stock.....................................    5.3(a)
Acquiror SEC Reports.........................................    5.6(a)
Acquiror Stock Option Plan...................................    5.3(a)
Acquiror Stock Price.........................................    2.1(c)
Acquiror Stock Purchase Plan.................................    5.3(a)
Acquiror Subsidiary and Acquiror Subsidiaries................    5.1
Acquiror's Legal Counsel.....................................    8.1(i)
Acquisition Agreement........................................    3.14(e)
Acquisition Proposal.........................................    10.3
Affiliate....................................................    10.3
Affiliate Agreement..........................................    2.2(c)
Agreement....................................................    PREAMBLE
Beneficial owner, beneficial ownership or beneficially own...    10.3
Bid..........................................................    3.22(b)
Business Day.................................................    10.3
Certificate and Certificates.................................    2.1(a)
Certificate of Merger........................................    1.2
Claim........................................................    7.6(b)
Closing......................................................    1.6
Closing Date.................................................    1.6
Code.........................................................    RECITALS
Company......................................................    PREAMBLE
Company Acquisition..........................................    6.2(e)
Company Benefit Plans........................................    3.12(a)
Company Common Stock.........................................    2.1(a)
Company Confidentiality Agreement............................    7.2
Company Financial Statements.................................    3.6(b)
Company Floating Rate Election...............................    2.1(c)
Company Intellectual Property................................    3.11(a)
Company Leases...............................................    3.13
Company Permits..............................................    3.10
Company Preferred Stock......................................    3.3(a)
Company Recommendation.......................................    3.4(b)
Company SEC Reports..........................................    3.6(a)
Company Stock Option Plans...................................    2.3(a)



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
Company Stockholder Agreement................................    PREAMBLE
Company Stockholder Approval.................................    3.4(a)
Company Stockholders Meeting.................................    7.3(b)
Company Subsidiary and Company Subsidiaries..................    3.1
Confidentiality Agreement....................................    7.2
Continuing Employees.........................................    7.10(a)
Contracts....................................................    3.14(a)
Control, controlled by, under common control with............    10.3
Credit Facility..............................................    10.3
D&O Insurance................................................    7.6(b)
Delaware Law.................................................    RECITALS
Director Option..............................................    2.3(c)
Effective Time...............................................    1.2
Employee benefit plans.......................................    3.12(a)
Encumbrance..................................................    10.3
Environmental Laws...........................................    3.16(a)
ERISA Affiliate..............................................    3.12(a)
ERISA........................................................    3.12(a)
Exchange Act.................................................    3.5(b)
Exchange Agent...............................................    2.2(a)
Exchange Fund................................................    2.2(a)
Exchange Ratio...............................................    2.1(b)
GAAP.........................................................    RECITALS
Government Contract..........................................    3.22(b)
Governmental Entity..........................................    3.5(b)
Hazardous Substances.........................................    3.16(a)
Holder and Holders...........................................    2.1(a)
HSR Act......................................................    3.5(b)
Incentive stock options......................................    2.3(a)
Indemnified Parties..........................................    7.6(b)
Information Technology.......................................    3.19
Intellectual Property........................................    10.3
Interim Period...............................................    7.1
Proxy Statement..............................................    3.17
Legal Opinions...............................................    8.1(i)
Material Adverse Effect......................................    10.3
Material Contract............................................    3.14(a)
Merger.......................................................    RECITALS
Merger Consideration.........................................    2.1(a)
Merger Sub...................................................    PREAMBLE
Merger Sub Stock.............................................    2.1(f)
Multiemployer plan...........................................    3.12(a)
NASD.........................................................    3.5(b)
Nasdaq.......................................................    3.5(b)
NYSE.........................................................    2.1(c)
Option.......................................................    2.3(a)



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
Order........................................................    8.1(c)
Outside Date.................................................    9.1(e)
Person.......................................................    10.3
Pooling of interests.........................................    3.26(a); 5.15; 6.2(o);
                                                                 6.4(c); 7.11(b); 7.14;
                                                                 8.1(g); 8.1(h)
Reasonable best efforts......................................    10.3
Receiving Party..............................................    7.2
Registration Statement.......................................    3.27
Representation Letters.......................................    7.13
Representatives..............................................    7.8(a)
SEC..........................................................    RECITALS
Securities Act...............................................    3.5(b)
Stockholder Vote Election....................................    9.1(i)
Subsidiary...................................................    10.3
Superior Proposal............................................    10.3
Surviving Corporation........................................    1.1
Tax..........................................................    3.15(g)
Terminating Acquiror Breach..................................    9.1(c)
Terminating Company Breach...................................    9.1(b)
Termination Election.........................................    9.6(b)
Termination Fee..............................................    9.6(a)
Treasury Stock...............................................    2.1(d)
Year 2000 Compliant..........................................    3.19
Year 2000 Meeting............................................    7.16



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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of December 9, 1999, by and among The Titan Corporation, a Delaware corporation ("Acquiror"), Advanced Communication Systems, Inc., a Delaware corporation (the "Company") and A T Acquisition Corp., a Delaware corporation ("Merger Sub").

     WHEREAS, Merger Sub is a newly formed corporation that is a wholly owned direct subsidiary of Acquiror, organized and existing under the laws of the State of Delaware;

     WHEREAS, the Board of Directors of the Company, Acquiror and Merger Sub has each determined that it is fair to, advisable, and in the best interests of, the stockholders of the Company, Acquiror and Merger Sub that Merger Sub be merged with and into the Company (the "Merger") pursuant to and subject to the terms and conditions of this Agreement and the Delaware General Corporation Law ("Delaware Law");

     WHEREAS, as a condition and inducement to Acquiror's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Acquiror and Merger Sub are entering into a Stockholders Agreement with certain stockholders of the Company (the "Company Stockholders Agreement"), pursuant to which, among other things, such stockholders have agreed to vote their Shares of Company Common Stock in favor of the Merger and granted Acquiror an irrevocable proxy to vote such shares of Company Common Stock;

     WHEREAS, for United States federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for financial accounting purposes, it is intended that the Merger be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP") and the rules and regulations of the Securities and Exchange Commission (the "SEC").

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I.
                                   THE MERGER

SECTION 1.1. THE MERGER.

     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.2) the Merger shall be effected and, pursuant thereto, Merger Sub shall be merged with and into the Company.



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As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and shall become a wholly owned subsidiary of Acquiror. The name of the Company shall continue as the name of the Surviving Corporation.

SECTION 1.2. EFFECTIVE TIME.

     On the Closing Date (as defined in Section 1.6), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, as required by, and executed in accordance with the relevant provisions of, Delaware Law and in such form as approved by the Company and Acquiror prior to such filing (the time of the filing of the Certificate of Merger or the effective time specified therein being the "Effective Time").

SECTION 1.3. EFFECT OF THE MERGER.

     At the Effective Time, the effect of the Merger shall be as set forth herein and as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

SECTION 1.4. CERTIFICATE OF INCORPORATION; BYLAWS.

     At the Effective Time: (a) the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time and as amended by the Certificate of Merger, shall become the certificate of incorporation of the Surviving Corporation and shall reflect a name change to that of the Surviving Corporation, and (b) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the bylaws of the Surviving Corporation.

SECTION 1.5. DIRECTORS AND OFFICERS.

     The officers and directors of Merger Sub shall be initial directors and officers of the Surviving Corporation. Each such officer and director shall hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and until his or her successor is duly elected or appointed and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

SECTION 1.6. CLOSING.

     Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 9.1, and subject to the terms and conditions of this Agreement (including, without limitation, the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII hereof) the closing of the Merger (the "Closing") shall take place at 11 a.m. Washington, D.C. time on the second Business Day after



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the satisfaction or waiver of the last to be fulfilled or waived of the conditions set forth in Article VIII (the "Closing Date"), at the offices of Hogan & Hartson, LLP, 8300 Greensboro Drive, Suite 1100, McLean, Virginia 22102, unless another place or time is agreed to in writing by the parties hereto.

SECTION 1.7. SUBSEQUENT ACTIONS.

     If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue, vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of the Company or the Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out this Agreement.

SECTION 1.8. TAX AND ACCOUNTING TREATMENT OF THE MERGER.

     It is intended by the parties hereto that the Merger shall (a) constitute a reorganization of Merger Sub and the Company within the meaning of Section 368(a) of the Code, and (b) be accounted for as a pooling of interests under GAAP and the rules and regulations of the SEC. The parties hereby adopt this Agreement as a "plan of reorganization" of Merger Sub and the Company within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                                   ARTICLE II.
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.1. CONVERSION OF SECURITIES.

     At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, Merger Sub, the Company or the holders of any of the securities referred to in this Section 2.1:

     (a) Common Stock. Each share of common stock, par value $.01 per share, of the Company (the "Company Common Stock") (excluding any shares of Treasury Stock (as hereinafter defined) and any shares held by Acquiror or any Affiliate of Acquiror) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive that number, rounded up or down, as the case may be to the nearest whole number of share(s) of common stock, par value $.01 per share, of the Acquiror (the "Acquiror Common Stock") equal to the "Exchange Ratio" (as defined



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below) upon surrender of the certificate representing such shares in accordance with Section 2.2. The shares of Acquiror Common Stock issuable to the holders of Company Common Stock outstanding immediately prior to the Effective Time (each, a "Holder" and collectively, the "Holders") pursuant hereto shall be referred to hereinafter as the "Merger Consideration." All such shares of Company Common Stock shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares (a "Certificate" and collectively, the "Certificates") shall thereafter represent only the right to receive the Merger Consideration. At the Effective Time, the Holders shall cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the Merger Consideration and as otherwise provided herein or afforded by applicable law;

     (b) Exchange Ratio.

     The "Exchange Ratio" shall be determined as follows:

     (i) if the Acquiror Stock Price is less than or equal to $32.50 per share and greater than or equal to $25.50 per share, the Exchange Ratio equals the quotient obtained by dividing 20 by the Acquiror Stock Price;

     (ii) if the Acquiror Stock Price is less than $25.50 per share and greater than or equal to $22.95 per share, the Exchange Ratio is .7843;

     (iii) if the Acquiror Stock Price is greater than $32.50 per share and less than or equal to $35.75 per share, the Exchange Ratio is .6154;

     (iv) if the Acquiror Stock Price is greater than $35.75 per share and the Company makes a "Company Floating Rate Election," the Exchange Ratio shall be equal to the quotient obtained by dividing 22 by the Acquiror Stock Price; and

     (v) if the Acquiror Stock Price is less than $22.95 per share and Acquiror makes an "Acquiror Floating Rate Election," the Exchange Ratio shall be equal to the quotient obtained by dividing 18 by the Acquiror Stock Price.

     (c) Certain Definitions. For purposes of this Agreement, (i) the term "Acquiror Stock Price" shall mean the average of the closing sale prices of a share of Acquiror Common Stock as reported on the New York Stock Exchange ("NYSE") for the ten (10) trading day period ending two (2) trading days immediately preceding the Closing Date; (ii) the term "Acquiror Floating Rate Election" shall mean an election made by Acquiror upon determination of the Acquiror Stock Price in the event that the Acquiror Stock Price is less than $22.95 per share, whereby Acquiror agrees to use the Exchange Ratio which equals the quotient obtained by dividing 18 by the Acquiror Stock Price; and (iii) the term "Company Floating Rate Election" shall mean an election made by the Company upon determination of the Acquiror Stock Price in the event that the Acquiror Stock Price is greater than $35.75 per share, whereby the Company agrees to use the Exchange Ratio which equals the quotient obtained by dividing 22 by the Acquiror Stock Price.



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     (d) Treasury Stock. All shares of capital stock of the Company held by
Acquiror, any Affiliate of Acquiror and in the treasury of the Company immediately prior to the Effective Time ("Treasury Stock") shall be canceled and extinguished without any conversion thereof and no consideration shall be delivered or deliverable in exchange therefor;

     (e) Other Rights Relating to the Company Stock. Except as set forth in
Section 2.3, all options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in the Company, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of the Company that have not been exercised, or that have not vested, prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no Merger Stock or other consideration shall be delivered or deliverable in exchange therefor;

     (f) Merger Sub Stock. Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time ("Merger Sub Stock") shall be converted into and exchanged for one (1) duly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation; and

SECTION 2.2. EXCHANGE OF CERTIFICATES.

     (a) Exchange Agent. Promptly (and in no event later than the third business day) after the Effective Time, Acquiror shall deposit with First Union National Bank (the "Exchange Agent") for the benefit of the Holders for issuance and payment in accordance with this Article II: the shares of Acquiror Common Stock issuable pursuant to Section 2.1(a) (such shares of Acquiror Common Stock being hereinafter referred to as the "Exchange Fund"). At the Effective Time, Acquiror shall cause the Exchange Agent, pursuant to irrevocable instructions delivered to the Exchange Agent prior thereto, to deliver Acquiror Common Stock contemplated to be issued pursuant to Section 2.1(a) out of the Exchange Fund. The Exchange Fund shall not be used for any purpose other than as set forth in this Section 2.2(a).

     (b) Payment Procedures. Promptly (and in no event later than the third business day) after the Effective Time, Acquiror shall cause the Exchange Agent to mail to each Holder who, as of the Effective Time, holds a Certificate or Certificates (excluding any Certificates for Treasury Stock): (i) a form letter of transmittal; and (ii) instructions for use in effecting the surrender of the Certificates for cancellation and delivery in exchange for the Merger Consideration. Upon surrender to the Exchange Agent and cancellation of a Certificate, together with such letter of transmittal duly executed and any other reasonably required documents, the Holder of such Certificate shall be entitled to receive in exchange therefor the applicable amount of the Merger Consideration as determined pursuant to Section 2.1(a). In the event of a surrender of a Certificate representing shares of Company Common Stock that are not registered in the transfer records of the Company under the name of the Holder surrendering such Certificate, a certificate representing the proper number of shares of Acquiror Common Stock may be issued to a Person other than the Holder in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such issuance shall pay any transfer or other Taxes required by reason of the issuance of shares of Acquiror Common Stock to a Person other than the Holder of such Certificate or shall establish to the satisfaction of Acquiror that such Taxes have been paid or are not applicable. Until surrendered in accordance with the provisions of this Section 2.2, each Certificate shall represent for all purposes only the right to receive the applicable amount of the Merger Consideration with respect thereto as determined pursuant to Section 2.1(a), in such case without any interest thereon.

     (c) Issuances to Affiliates. Notwithstanding anything herein to the contrary, any Certificate surrendered for exchange by any Affiliate of the Company shall not be exchanged until Acquiror shall have received a signed agreement from such Affiliate (an "Affiliate Agreement") as provided in Section
7.11 hereof.

     (d) No Further Rights in Stock. All shares of Acquiror Common Stock issued upon the surrender for exchange of Certificates pursuant to Section 2.1 and in accordance with this Section 2.2 shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Company as the Surviving Corporation of the shares of Company Common Stock represented by such Certificates that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates are presented to Acquiror, the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided herein, except as otherwise provided by law.

     (e) RESERVED.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the Holders for twelve (12) months after the Effective Time shall be delivered to Acquiror, upon demand, and any Holder that has not theretofore received Merger Consideration in respect of any shares of Company Common Stock held thereby shall thereafter look only to the Surviving Corporation and Acquiror for the applicable amount of the Merger Consideration to which such Holder is entitled pursuant hereto.

     (g) Withholding of Tax. Acquiror or the Exchange Agent shall be entitled to deduct and withhold from the applicable amount of the Merger Consideration otherwise issuable or payable to, any Holder such amounts as Acquiror (or any Affiliate thereof) or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Acquiror (or any Affiliate thereof) or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of whom such deduction and withholding was made.

     (h) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit setting forth that fact by the Person claiming such loss, theft or destruction and the granting of a reasonable indemnity against any claim that may be made against Acquiror or the Exchange Agent with respect to such

Certificate (and, if required by Acquiror in the case of any Certificate or Certificates from any Holder representing more than Seven Thousand Five Hundred (7,500) shares of Company Common Stock, the posting by such Person of a bond, in such reasonable amount as Acquiror may direct), Acquiror shall cause the Exchange Agent to issue to such Person the applicable amount of the Merger Consideration and any cash payments with respect to such lost, stolen or destroyed Certificate to which the Holder thereof may be entitled pursuant to this Article II.

     (i) Distributions With Respect to Unexchanged Shares of Acquiror Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock evidenced thereby until the holder of such Certificate shall properly surrender such Certificate in accordance with the requirements of Section 2.2(b). Subject to the effect of escheat, tax or other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) promptly the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Acquiror Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock.

     (j) No Liability. Neither Acquiror nor the Surviving Corporation shall be liable to any Holder of shares of Company Common Stock for any shares of Acquiror Common Stock (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

SECTION 2.3. ASSUMPTION OF OBLIGATIONS TO ISSUE STOCK.

     (a) Company Options. As of the Effective Time, each outstanding Option (as hereinafter defined) shall be converted into an option to acquire Acquiror Common Stock as provided in this Section 2.3(a). The term "Option" shall mean any option to purchase or acquire shares of Company Common Stock granted under the Company's 1996 Stock Incentive Plan and 1997 Stock Incentive Plan, as amended (the "Company Stock Option Plans"). Following the Effective Time, each Option shall continue to have, and shall be subject to, the terms and conditions of each agreement pursuant to which such Option was subject immediately prior to the Effective Time (including, in the case of each Option granted under the Company Stock Option Plans, the terms and conditions of the Company Stock Option Plans under which such Option was granted), except that: (i) each Option (as converted pursuant to this Section 2.3(a)) shall be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of (A) the aggregate number of shares of Company Common Stock for which such Option was exercisable at the Effective Time, multiplied by (B) the Exchange Ratio, provided, however, that no fractional shares of Acquiror Common Stock shall be issued upon the exercise of any Option (as converted pursuant to this Section 2.3(a)) and the holder of any Option (as converted pursuant to this Section 2.3(a)) granted under the Company Stock Option Plans otherwise exercisable for a fractional share of Acquiror Common Stock shall be entitled to receive, upon exercise thereof, cash (without interest) in such amount to which such holder would otherwise be entitled as determined pursuant to the provisions of the Company Stock Option Plans and the agreement under which such Option was granted (provided that all references in such Company Stock Option Plans and such agreement to the Company shall be references to Acquiror and references to the Company's Common Stock shall be references to Acquiror Common Stock); and
(ii) the exercise price per share of Acquiror Common Stock issuable pursuant to each Option (as converted pursuant to this Section 2.3(a)) shall be equal to the exercise price per share of Company Common Stock under such Option at the Effective Time divided by the Exchange Ratio, rounded to the nearest whole cent. The assumption and substitution of Options as provided herein shall not give the holders of such Options additional benefits or additional (or accelerated) vesting rights that they did not have immediately prior to the Effective Time or relieve the holders of such Options from any obligations or restrictions applicable to their Options or the shares obtainable upon exercise of the Options. The adjustment provided herein with respect to any Options that are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be, effected in a manner that is consistent with continued treatment of such Options as "incentive stock options" under Section 424(a) of the Code. The duration and other terms of the converted options provided for in this Section 2.3(a) shall be the same as the Options except that all references to the Company shall be references to Acquiror and references to the Company's Common Stock shall be references to Acquiror Common Stock. Acquiror shall take all corporate action necessary to reserve for issuance, at all times any converted options provided for in this Section 2.3(a) are outstanding, a sufficient number of shares of Acquiror Common Stock for delivery upon the exercise of such converted Options. The Company will take such action as shall be reasonably necessary (including but not limited to obtaining waivers from holders of Options) so that each Option that was unvested or subject to a repurchase option, risk of forfeiture or other condition under any applicable Company Stock Option Plans immediately prior to the Effective Time shall continue to be subject to such vesting, repurchase, forfeiture or other conditions with respect to the Acquiror Common Stock that may be issuable with respect thereto after the occurrence of the Effective Time or the consummation of the transactions contemplated by this Agreement.

     (b) Form S-8. Acquiror shall: (i) promptly following the Effective Time, file all necessary registration statements on Form S-8 (or amend existing registration statements on Form S-8) to become effective as soon as practicable after the Effective Time in order to effectively register the shares of Acquiror Common Stock subject to Options outstanding as of the Effective Time (as converted pursuant to Section 2.3(a)) that were granted under the Company Stock Option Plans; (ii) use reasonable best efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Options (as converted pursuant to Section 2.3(a)) remain outstanding; and (iii) promptly following the Effective Time prepare and submit to the NYSE the Supplemental Listing Application relating to inclusion for quotation on the NYSE of the shares of Acquiror Common Stock subject to such Options (as converted pursuant to Section 2.3(a)) and use reasonable best efforts to cause such securities to be approved for listing on the NYSE as soon as practicable after the Effective Time, subject to official notice of issuance.

     (c) Director Options. As of the Effective Time, each outstanding Director Option (as hereinafter defined) shall be converted into an option to acquire Acquiror Common Stock as provided in this Section 2.3(c). The term "Director Option" shall mean any option to purchase or acquire shares of Company Common Stock granted to any director of the Company in such individual's capacity as a director (specifically excluding any Options granted under the Company Stock Option Plans). Following the Effective Time, each Director Option shall continue to have, and shall be subject to, the terms and conditions of each agreement to which such Director Option was subject immediately prior to the Effective Time, except that: (i) each Director Option (as converted pursuant to this Section 2.3(c)) shall be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of (A) the aggregate number of shares of Company Common Stock for which such Director Option was exercisable at the Effective Time, multiplied by (B) the Exchange Ratio, provided, however, that no fractional shares of Acquiror Common Stock shall be issued upon the exercise of any Director Option (as converted pursuant to this Section 2.3(c)) and the holder of any Director Option (as converted pursuant to this Section 2.3(c)) otherwise exercisable for a fractional share of Acquiror Common Stock shall be entitled to receive, upon exercise thereof, cash (without interest) in an amount equivalent to the fair market value (at the time of exercise) of the fractional share of Acquiror Common Stock to which such holder would otherwise be entitled (as determined pursuant to the provisions of the applicable Director Option agreement); and (ii) the exercise price per share of Acquiror Common Stock issuable pursuant to each Director Option (as converted pursuant to this Section 2.3(c)) shall be equal to the exercise price per share of Company Common Stock under such Director Option at the Effective Time divided by the Exchange Ratio, rounded to the nearest whole cent. The assumption and substitution of Director Options as provided herein shall not give the holders of such Director Options additional benefits or additional (or accelerated) vesting rights that they did not have immediately prior to the Effective Time or relieve the holders of such Director Options from any obligations or restrictions applicable to their Director Options or the shares obtainable upon exercise of their Director Options. The duration and other terms of the converted Director Options provided for in this Section 2.3(c) shall be the same as the Director Options except that all references to the Company shall be references to Acquiror and references to the Company's Common Stock shall be references to Acquiror Common Stock. Acquiror shall take all corporate action necessary to reserve for issuance, at all times any converted Director Options provided for in this Section 2.3(c) are outstanding, a sufficient number of shares of Acquiror Common Stock for delivery upon the exercise of such converted Director Options. The Company will take such action as shall be reasonably necessary (including but not limited to obtaining waivers from holders of Director Options) so that each Director Option that was unvested or subject to a repurchase option, risk of forfeiture or other condition immediately prior to the Effective Time shall continue to be subject to such vesting, repurchase, forfeiture or other conditions with respect to the Acquiror Common Stock that may be issuable with respect thereto after the occurrence of the Effective Time or the consummation of the transactions contemplated by this Agreement.

     (d) Except as may otherwise be agreed to by Acquiror and the Company or as otherwise contemplated or required to effectuate the provisions of this Section 2.3, the Company Stock Option Plans shall terminate as of the Effective Time and the provisions of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Company Subsidiary shall expire as of the Effective Time. The termination of any Company Stock Option Plans shall not affect any Options granted under such plans prior to the date of termination.

     (e) Company Employee Stock Purchase Plan. The Company's Employee Stock Purchase Plan under Code Section 423 shall be terminated on or before the Effective Time, with a refund to participants of any payroll deductions for the then current Offering Period (as defined therein) which have not been used to purchase shares of the Company's Common Stock pursuant to the terms of the plan on or before the Effective Time.

SECTION 2.4. STOCK TRANSFER BOOKS.

     At the Effective Time, the transfer books of the Company with respect to all shares of capital stock or other securities of the Company shall be closed and no further registration of transfers of such shares of capital stock or other securities shall thereafter be made on the records of the Company.

SECTION 2.5. CERTAIN ADJUSTMENTS.

     If between the date hereof and the Effective Time, the outstanding shares of Company Common Stock or Acquiror Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Exchange Ratio shall be adjusted accordingly to provide the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Acquiror and Merger Sub, subject to the exceptions set forth herein and in the Company's disclosure schedules (which exceptions shall specifically identify a section, subsection or clause of a single section or subsection hereof, as applicable, to which such exception relates, it being understood and agreed that each such exception shall be deemed to be disclosed both under such section, subsection or clause hereof and any other section, subsection or clause hereof to which such disclosure reasonably relates) that:

SECTION 3.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

     Each of the Company and each Subsidiary of the Company (each a "Company Subsidiary" and collectively, the "Company Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of the Company and each Company Subsidiary is duly qualified to conduct its business, and is in good standing, in each jurisdiction where such qualification is necessary, except for such failures that would not have a Material Adverse Effect on the Company. Each of the Company and each Company Subsidiary has the requisite corporate power and authority to own, operate, lease and otherwise to hold its assets and properties and to carry on its business as now being conducted, except for such failures that would not have a Material Adverse Effect on the Company. Section

3.1 of the Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all Company Subsidiaries, together with the jurisdiction of incorporation of each Company Subsidiary and the percentage of each Company Subsidiary's outstanding capital stock or other equity interests owned by the Company and Company Subsidiaries, as the case may be. Except as set forth in Schedule 3.1, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

SECTION 3.2. CERTIFICATE OF INCORPORATION AND BYLAWS.

     The Company has heretofore delivered to Acquiror a complete and correct copy of the certificate or articles of incorporation and the bylaws of the Company and each Company Subsidiary, each as amended to date. Each such certificate or articles of incorporation and bylaws is in full force and effect. None of the Company or any Company Subsidiary is in violation of any of the provisions of its articles or certificate of incorporation, bylaws or equivalent organizational documents.

SECTION 3.3. CAPITALIZATION.

     (a) The authorized capital stock of the Company consists of forty million (40,000,000) shares of Company Common Stock and one million (1,000,000) shares of preferred stock, par value $.01 per share ("Company Preferred Stock").

         (1) As of December 6, 1999, (i) 8,776,448 shares of Company Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) 2,679,636 shares of Company Common Stock are held in the treasury of the Company, and (iv) 648,323 shares of Company Common Stock are reserved for future issuance pursuant to outstanding Options and Director Options for an aggregate exercise price of $6,395,659.00.

     (b) All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for the shares of Company Common Stock outstanding as of the date hereof, the shares of Company Common Stock issuable pursuant to the Options and Director Options and such Options and Director Options, each of which Options and Director Options are described in Schedule 3.3 (which Schedule sets forth the (w) the name of the optionee, (x) the particular plan pursuant to which such Option or Director Option was granted, (y) the date of grant and number of shares of Company Common Stock subject to such Option or Director Option and (z) whether the exercisability of such option will be accelerated by the transaction contemplated by this Agreement) and the shares of Company Common Stock issuable pursuant to the Company's Employee Stock Purchase Plan: (i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company or any Company Subsidiary, (B) any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities or ownership interests of the Company or any Company Subsidiary, (C) any warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, or any obligation of the Company or any Company Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or securities convertible into or exchangeable or exercisable for capital stock or voting securities of or other ownership interests in, the Company or any Company Subsidiary, and (ii) there are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. The conversion of the Options and the Director Options into options to acquire Acquiror Common Stock pursuant to and in accordance with the terms set forth in Section 2.3 of this Agreement may be effected in all respects without the consent of any holder of an Option or a Director Option.

     (c) Except as described in Schedule 3.3, neither the Company nor any Company Subsidiary is a party to or aware of, any stockholder agreement, voting trust or agreement (i) restricting or requiring the purchase or transfer of, relating to the voting or disposition of, requiring registration of, or granting any preemptive or, except as provided by the terms of the Company Stock Option Plans and Director Options, antidilutive rights with respect to, any of the securities of the Company or any of the Company Subsidiaries that are outstanding or that may be subsequently issued upon the conversion or exercise of any instrument or otherwise or (ii) granting to any person or group the right to elect or to designate or nominate for election a director to the board of directors of the Company or any Company subsidiary.

     (d) All the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, and other than in connection with the Credit Facility, are free and clear of all Encumbrances, options, rights of first refusal, agreements, limitations on the Company's or such Company Subsidiary's voting rights, charges and other Encumbrances of any nature whatsoever.

     (e) Except as previously disclosed to Acquiror, as of the date of this Agreement, none of the Company or any Company Subsidiary directly or indirectly owns, or has agreed to purchase or otherwise acquire, 5% or more of the capital stock of, or any interest convertible into or exchangeable or exercisable for 5% or more of the capital stock of, any corporation, partnership, joint venture or other business association or entity (other than the Company Subsidiaries set forth in Schedule 3.1) other than a Company Acquisition as permitted pursuant to the provisions of Section 6.3(i). There are no material outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person except as permitted pursuant to the provisions of Section 6.3(i).

SECTION 3.4. AUTHORITY.

     (a) The Company has the necessary corporate power and authority to enter into this Agreement and the other agreements referred to herein (the "Ancillary Agreements") and, subject to obtaining the requisite approval of this Agreement, the Merger and the other transactions contemplated hereby by the Company's stockholders as required by Delaware Law and as contemplated in Section 7.3(b) ("Company Stockholder Approval"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Except for Company Stockholder Approval, the execution and delivery of this Agreement and the Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity (it being understood that, with respect to the Company's obligation to consummate the Merger, the Company Stockholder Approval is required as set forth herein and that nothing in this Agreement shall be construed or interpreted as a guaranty by the Company that such approval will be obtained).

     (b) The Board of Directors of the Company has, on December 8, 1999, by unanimous resolution (i) approved and adopted this Agreement and the transactions contemplated by this Agreement, (ii) determined that the Merger is in the best interests of the Company and its stockholders and that the terms of this Agreement are fair to the Company and its stockholders and (iii) declared the advisability of this Agreement and recommended that the stockholders of the Company approve and adopt this Agreement and the transactions contemplated by this Agreement and directed that this Agreement and such transactions be submitted for approval by the Company's stockholders at the Company Stockholders Meeting (as hereinafter defined) (the "Company Recommendation").

SECTION 3.5. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations under this Agreement will not:
(i) conflict with or violate the certificate or articles of incorporation or bylaws of the Company or any Company Subsidiary; (ii) subject to obtaining the approvals and compliance with the requirements set forth in Section 3.5(b), conflict with or violate any Order applicable to the Company or any Company Subsidiary or by which any of their respective properties or assets is bound or affected; or (iii) except as set forth in Schedule 3.5, result in any breach of or constitute a default (or an event that with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the Company or any Company Subsidiary pursuant to any Material Contract, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not: (x) prevent or, to the knowledge of the Company, delay in any material respect, consummation of the Merger; (y) otherwise prevent the Company from performing its obligations under this Agreement in any material respect; or (z) have a Material Adverse Effect on the Company.

     (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require by, with respect to or on behalf of the Company or any Company Subsidiary any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity"), except: (i) for
(A) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), the National Association of Securities Dealers, Inc. (the "NASD"), the Nasdaq National Market, Inc. ("Nasdaq") and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) applicable requirements, if any, of the consents, approvals, authorizations or permits described in Schedule 3.5, and (C) filing and recordation of appropriate merger documents as required by Delaware Law; or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not: (x) prevent or delay in any material respect the consummation of the Merger; (y) otherwise prevent the Company from performing its obligations under this Agreement in any material respect; or (z) would not individually, or in the aggregate, have a Material Adverse Effect on the Company.

SECTION 3.6. SEC FILINGS; FINANCIAL STATEMENTS.

     (a) The Company has filed all forms, reports, statements and other documents required to be filed with the SEC since January 1, 1997, and has heretofore furnished to Acquiror, in the form filed with the SEC since such date, together with any amendments thereto, all of such forms, reports, statements and other documents, including without limitation, its: (i) Annual Reports on Form 10-K; (ii) Quarterly Reports on Form 10-Q; (iii) proxy statements relating to meetings of stockholders (whether annual or special);
(iv) reports on Form 8-K; and (v) other reports or registration statements filed by the Company and such Company Subsidiaries (collectively, the "Company SEC Reports"). As of their respective filing dates, the Company SEC Reports (including all Company SEC Reports filed after the date of this Agreement and prior to the Effective Time): (x) complied (or will comply when filed) as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable; and (y) did not or shall not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to file any form, report, statement or other document with the SEC other than in conjunction with the filing of the Company SEC Reports.

     (b) The audited consolidated financial statements and unaudited interim financial statements of the Company (including the notes and schedules thereto) contained or incorporated by reference in the Company SEC Reports (including all Company SEC Reports filed after the date of this Agreement and prior to the Effective Time) (the "Company Financial Statements") complied or shall comply in all material respects with applicable GAAP accounting requirements and with the rules and regulations of the SEC with respect thereto. The Company Financial Statements present or shall present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows of the Company and the Company Subsidiaries for the periods indicated, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject in the case of interim financial statements to normal year-end adjustments.

     (c) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, none of the Company or any of the Company Subsidiaries is indebted to any director, officer, employee, agent or consultant of the Company or any of the Company Subsidiaries (except for amounts due as normal salaries and bonuses, retention bonuses or retirement payments that have been previously disclosed to Acquiror, and in reimbursement of ordinary or relocation expenses) and no such person is indebted to the Company or any of the Company Subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Exchange Act.

     (d) The Company has filed all exhibits to the Company SEC Reports required by Item 601 of SEC Regulation S-K and has filed all contracts required to be filed pursuant to paragraph (b)(10) of such Item 601.

SECTION 3.7. NO UNDISCLOSED LIABILITIES.

     Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except: (a) liabilities or obligations reflected in the Company SEC Reports; (b) liabilities or obligations incurred since September 30, 1999, in the ordinary course of business consistent with past practices that have not had and are not reasonably likely to have a Material Adverse Effect on the Company (without taking into account the effects of the consummation of the Merger); and (c) liabilities or obligations that have not had and are not reasonably likely to have a Material Adverse Effect on the Company (without taking into account the effects of the consummation of the Merger).

SECTION 3.8. ABSENCE OF CERTAIN CHANGES OR EVENTS.

     Since September 30, 1999, except as contemplated by this Agreement or as disclosed in any Company SEC Report filed since September 30, 1999, or as set forth in Schedule 3.8, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any change in the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of the Company or any Company Subsidiary having, individually or in the aggregate, a Material Adverse Effect on the Company, (b) any material change by the Company in its accounting methods, principles or practices, (c) any material revaluation by the Company of any material asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (d) any entry by the Company or any Company Subsidiary into any commitment or transaction material to the Company and the Company Subsidiaries taken as a whole, except in the ordinary course of business and consistent with past practice, (e) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of its capital stock or any redemption, purchase or other acquisition of any of its securities, (f) except as previously disclosed to Acquiror, any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or employees of the Company or any Company Subsidiary, except in the ordinary course of business consistent with past practice, (g) except as previously disclosed to Acquiror, any entry by the Company or any Company Subsidiary into any employment, consulting, severance, termination or indemnification agreement with any officer or employee of the Company or any Company Subsidiary or entry into any such agreement with any other person outside the ordinary course of business, or (h) any agreement by the Company or any Company Subsidiary to take any of the actions described in this Section 3.8 except as expressly contemplated by this Agreement. Between September 30, 1999, and the date of this Agreement (inclusive), neither the Company nor any of the Company Subsidiaries has taken, or agreed to take, any action that would constitute a material breach of Section 6.1 or Section 6.2 if taken after the date of this Agreement.

SECTION 3.9. ABSENCE OF LITIGATION.

     Except as set forth in the Company SEC Reports or in Schedule 3.9, there are: (a) no claims, actions, suits, investigations or proceedings pending or, to the Company's knowledge, threatened against the Company or any of the Company Subsidiaries, or any material asset thereof, before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, that have had or are reasonably likely to have a Material Adverse Effect on the Company (without taking into account the effects of the consummation of the Merger) or that would prevent or enjoin, or, to the knowledge of the Company, delay in any material respect, consummation of the Merger or any of the other transactions contemplated hereby; and (b) no Orders of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary that have had or are reasonably likely to have a Material Adverse Effect on the Company (without taking into account the effects of the consummation of the Merger) or that would prevent or enjoin, or, to the knowledge of the Company, delay in any material respect, consummation of the Merger or any of the other transactions contemplated hereby. As of the date hereof, to the actual knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, cause or provide a bona fide basis for a director or officer of the Company or any Company Subsidiary to seek indemnification from the Company or any Company Subsidiary, except for events, claims, disputes and other conditions or circumstances that would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

SECTION 3.10. LICENSES AND PERMITS; COMPLIANCE WITH LAWS.

     Except as set forth on Schedule 3.10, the Company and Company Subsidiaries hold and at all applicable times hereunder held, all material permits, licenses, franchises, authorizations and approvals from all Governmental Entities that are required for the operation of the businesses of the Company and the Company Subsidiaries as presently conducted and the ownership, operation, lease and holding by the Company and the Company Subsidiaries of their respective properties and assets (the "Company Permits"). As of the date hereof, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except where individually or in the aggregate the existence of a conflict with, a violation of, or a default under would have a Material Adverse Effect on the Company, none of the Company or any Company Subsidiary is in conflict with, or in default under or violation of, (i) any Order applicable to the Company or any Company Subsidiary or by which any asset of the Company or any Company Subsidiary is bound or affected, (ii) any Material Contract or (iii) any Company Permits.

SECTION 3.11. INTELLECTUAL PROPERTY.

     (a) Except as set forth on Schedule 3.11, the Company and the Company Subsidiaries have good title to or the right to use all the Intellectual Property owned, utilized or licensed by the Company and the Company Subsidiaries (all of the foregoing items collectively referred to as the "Company Intellectual Property") and all material inventions, processes, designs, formulae, trade secrets and know-how necessary for the conduct of the businesses of the Company and the Company Subsidiaries, as presently conducted. To the Company's knowledge, none of the Company or any of the Company Subsidiaries is infringing on any Intellectual Property right of others, and the Company has no knowledge of any infringement by others of such rights owned by the Company or any of the Company Subsidiaries, except where such infringement is not reasonably likely to have a Material Adverse Effect on the Company.

     (b) Except as set forth on Schedule 3.11 and except as is not reasonably likely to have a Material Adverse Effect on the Company, with respect to each item of Company Intellectual Property necessary for the conduct of the business of the Company and the Company Subsidiaries as currently conducted: (i) the owner thereof (if such owner is the Company or any Company Subsidiary) possesses all right, title and interest in and to the item, subject to and except as may be limited by the Credit Facility; (ii) the item is not subject to any outstanding Order or charge; (iii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand is pending or, to the knowledge of the Company, is threatened that challenges the legality, validity, enforceability, use or ownership of the item.

     (c) The Company's disclosure in the Company's SEC Reports with respect to all of the computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are developed and sold by the Company or any of the Company Subsidiaries (other than third-party software) or that are used or relied on by the Company or any Company Subsidiary in the administration and conduct of their respective businesses does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) RESERVED.

     (e) Company and each Company Subsidiary has taken all steps that are required to protect Company and each Company Subsidiary's rights in confidential information and trade secrets of the Company and each Company Subsidiary or provided by any other Person to Company or any Company Subsidiary.

     (f) Neither this Agreement nor the assignment to Acquiror or the Surviving Corporation, by operation of law or otherwise, of title to or the rights to use all of the Company Intellectual Property will, after the Closing (a) cause or result in an infringement or misappropriation of any Intellectual Property right of any person; (b) cause or prevent Acquiror or the Surviving Corporation from using the Company Intellectual Property in substantially the same manner as it is used by Company and each Company Subsidiary prior to the Closing; or (c) subject Acquiror or the Surviving Corporation to any obligation to pay royalties or other amounts to any third party in excess of those payable by the Company or any Company Subsidiary, respectively, prior to the Closing.

SECTION 3.12. EMPLOYEE BENEFIT PLANS AND RELATED MATTERS.

     (a) The Company has made available to Acquiror copies of the governing documents with respect to each pension, retirement, profit sharing, deferred compensation, bonus, stock option, stock purchase, severance pay, vacation, tuition reimbursement, cafeteria plan or other employee benefit plan, including, but not limited to, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which the Company, or any entity required to be aggregated with the Company under Code Sections 414(b), (c), (m) or (o) (an "ERISA Affiliate"), maintains, sponsors, or contributes to and under which employees or former employees (or their respective beneficiaries) of the Company or an ERISA Affiliate are covered ("Company Benefit Plans"). None of the Company Benefit Plans is a "multiemployer pension plan," as such term is defined in section 3(37) of ERISA, or a "single employer plan", as defined in ERISA Section 4001(a)(15). None of the Company Benefit Plans is a "Employee Stock Ownership Plan" ("ESOP") within the meaning of Section 4975(e)(7) of the Code. With respect to each of the Company Benefit Plans; Company has made available to Acquiror copies of each of the following documents: (i) the most recent annual report (Form 5500), if any; (ii) the most recent summary plan description and subsequent summaries of material modifications required under ERISA, if any; (iii) the most recent determination letter received from the Internal Revenue Service with respect to each Company Benefit Plan that is intended to be tax-qualified under Section 401(a) of the Code; (iv) all related trust agreements or annuity agreements (and any other funding Document for each Plan; (v) all DOL opinions on any Plan and all correspondence relating to the request for and receipt of each opinion; (vi) all IRS rulings, opinions or technical advice relating to any Plan and all correspondence relating to the request for and receipt of each ruling, opinion or technical advice; and (vii) all Agreements with service providers or fiduciaries for providing services on behalf of any Plan.

     (b) Except where noncompliance would not have a Material Adverse Effect on the Company or where otherwise disclosed on Schedule 3.12, the Company Benefit Plans are in compliance with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Securities Exchange Act of 1934, and all other Laws pertaining to the Plans.

     (c) Except as set forth on Schedule 3.12, to Company's knowledge, there are no pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or suits, claims or actions filed in any court or with any administrative agency or arbiter by any current or former employee of the Company or an ERISA Affiliate relating to or arising out of any conduct, action or event occurring prior to the date hereof with respect to the employment or termination of employment of any such current or former employee of the Company or ERISA Affiliate or relating to any Plan, nor are there any pending suits, investigations or audits by any governmental agencies regarding any of the Company Benefit Plans that would reasonably be expected to result in a Material Adverse Effect on the Company, and to the knowledge of the Company, there exist no facts that could reasonably be expected to give rise to such a claim.

     (d) Neither the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary. As of the date hereof, there is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or threatened in writing that may interfere with the respective business activities of the Company or any Company Subsidiary, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on the Company. As of the date hereof, to the knowledge of the Company, none of the Company, any Company Subsidiary, or their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable state agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have a Material Adverse Effect on the Company.

     (e) Neither the Company nor any Company Subsidiary maintains or contributes to any multiemployer or single employer plan as defined in Section 4001 of ERISA nor any pension plan subject to Section 412 of the Code or Title IV of ERISA.

     (f) The Company and the Company Subsidiaries have made and/or accrued all contributions and other payments required by and due under the terms of each Plan.

     (g) The Disclosure Schedule sets forth a list of all Qualified Plans. The trusts established under such Plans are exempt from federal income taxes under
Section 501(a) of the Code. Except as disclosed on Schedule 3.12, the Company and the Company Subsidiaries have received determination letters issued by the IRS with respect to each Qualified Plan, and the Company has Furnished to Acquiror true and complete copies of all such determination letters. Except as disclosed on Schedule 3.12, to the knowledge of the Company, nothing has occurred since the date of the most recent applicable determination letter that would reasonably be expected to adversely affect the tax-qualified status of any Qualified Plan.

     (h) The Disclosure Schedule identifies any Plan that covered any current or former the Company or Company Subsidiary employees that has been terminated and under which the

Company or any Company Subsidiary currently has or can reasonably be expected in the future to have any current liability.

     (i) No Plan or Other Arrangement, individually or collectively, provides for any payment by the Company or any Company Subsidiary to any employee or independent contractor that is not deductible under Section 162(a)(1) or 404 of the Code or that is an "excess parachute payment" pursuant to Section 280G of the Code.

     (j) No Plan is a "qualified foreign plan" (as such term is defined in Section 404A(e) of the Code), and no Plan is subject to the Laws of any jurisdiction other than the United States of America or one of its political subdivisions.

     (k) No Plan is a Voluntary Employees' Beneficiary Association ("VEBA") within the meaning of Section 501(c)(9) of the Code.

     (l) The Disclosure Schedule (i) identifies all post-retirement medical, life insurance or other benefits promised, provided or otherwise due now or in the future to current, former or retired employees of the Company or any Company Subsidiary, (ii) identifies the method of funding (including, without limitation, any individual accounting) for all such benefits, (iii) discloses the funded status of the Plans providing or promising such benefits and (iv) sets forth the method of accounting for such benefits to any key employees (as defined in Section 416(i) of the Code) of the Company or any Company Subsidiary.

     (m) Except as disclosed in Schedule 3.12, the Company and the Company Subsidiaries have filed or caused to be filed all Forms 5500 (and Forms 5500 C/R) for the Company Benefit Plans that they are required to file. If not, on or before Closing the Company and/or Company Subsidiary shall cause the required Forms 5500 (and Form(s) 5500 C/R) to be filed.

     (n) For any Code Section 125 Plans maintained, the Company has filed or caused to be filed any required Form 5500 (or Form 5500 C/R), with Schedule F attached, to satisfy the requirements of Code Section 6039(D)(a). If not, on or before Closing the Company shall cause the required Form(s) 5500 (or Form(s) 5500 C/R), with Schedule F attached, to be filed to satisfy the requirements of Code Section 6039(D)(a).

SECTION 3.13. PROPERTIES.

     Each of the Company and the Company Subsidiaries has good, valid and, in the case of real property, marketable fee simple, title to all the material assets and properties that it owns and that are reflected on the Company's consolidated balance sheet as of September 30, 1999, or that were thereafter acquired (except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business by them since such date), and such assets and properties are owned free and clear of all liens, claims and Encumbrances, except for (a) liens for taxes and assessments not yet due and payable or for taxes the validity of which is being contested in good faith, (b) liens, claims and Encumbrances to secure indebtedness reflected on the Company's consolidated balance sheet as of September 30, 1999, or indebtedness (including purchase money indebtedness) incurred in the ordinary course of business and consistent with past practice after the date thereof, (c) mechanic's, materialmen's and other liens, claims and Encumbrances that have arisen in the ordinary course of business and (d) imperfections of title and liens, claims and Encumbrances the existence of which do not have a Material Adverse Effect on the Company. The Company and each Company Subsidiary is not, nor will the Company or any Company Subsidiary be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement, in breach of any lease agreement to which the Company or any Company Subsidiary is a party (the "Company Leases") the breach of which could reasonably be expected to have a Material Adverse Effect on the Company or cause a loss of material rights under any Company Lease, and such execution, delivery and performance will not otherwise give rise to any right of any third party to terminate any Company Lease, the termination of which could reasonably be expected to have a Material Adverse Effect on the Company or cause a loss or impairment of material rights under any Company Lease. All the material buildings, structures, equipment and other tangible assets of the Company and the Company Subsidiaries (whether owned or leased) are in normal operating condition (normal wear and tear excepted) and are fit for use in the ordinary course of business of the Company. Notwithstanding anything to the contrary, no representations or warranties set forth in this Section 3.13 shall apply to any personal property of the Company or any Company Subsidiary that is surplus to the operating needs of the business of the Company or any Company Subsidiary as presently conducted.

SECTION 3.14. CONTRACTS.

     (a) For the purposes of this Agreement, (i) with respect to any party, the term "Contracts" means all contracts, agreements, leases (including leases of real property), licenses, commitments, sales and purchase orders, intercompany work transfer agreements) with respect to work by or for another of such party's businesses) and other instruments of any kind, whether written or oral and (ii) the term "Material Contract" shall mean any Contract that is material to the business of the Company or any Company Subsidiary including without limitation all (i) employment, severance, termination, consulting (to the extent any thereof (A) involve any payments to officers and directors of the Company or (B) involve annual payments of at least $100,000 or are not terminable on less than thirty days' notice without material penalty) and retirement agreements to which the Company or any Company Subsidiary is a party, (ii) collective bargaining agreements to which the Company or any Company Subsidiary is a party, (iii) agreements (excluding agreements that constitute Government Contracts) that require aggregate future payments by or to the Company or any Company Subsidiary of, more than $250,000 that are not terminable by the Company or such Company Subsidiary on less than thirty days' notice without material penalty, (iv) Government Contracts having a backlog in excess of $20,000,000, (v) material agreements containing covenants limiting the freedom of the Company or any Company Subsidiary to compete with any person in any line of business in which the Company or any Company Subsidiary engages or in any area or territory, or requiring the exclusive or minimum use or otherwise restricting the use by the Company or any Company Subsidiary of any services, products or technology to those provided by or available through any third party, (vi) agreements of the Company or any Company Subsidiary with any stockholder, executive officer or director of the Company, (vii) agreements under which the Company or any Company Subsidiary has advanced or loaned any amount in excess of $10,000 to any of its directors, officers or employees except for reimbursement of ordinary or relocation expenses, and (viii) all contracts listed as an exhibit to any of the Company SEC Reports under the rules and regulations of the SEC relating to the business of the Company and the Company Subsidiaries and any contracts that would be required to be so listed but for the exceptions with respect to listing contracts set forth in Item 601(b)(10) of Regulation S-K (collectively, the "Material Contracts").

     (b) All the Material Contracts are valid and in full force and effect except to the extent they have previously expired in accordance with their terms, and none of the Company or any of the Company Subsidiaries has violated any material provision of, or committed or failed to perform any material act that, with or without notice, lapse of time, or both, would constitute a default under the provisions of, any Material Contract, except for defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     (c) To the knowledge of the Company, no counterparty to any Material Contract has violated any material provision of, or committed or failed to perform any act that, with or without notice, lapse of time, or both, would constitute a default or other breach under the provisions of, such Material Contract, except for defaults or breaches that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     (d) Except as set forth in Schedule 3.14, no officer or director of the Company or any Company Subsidiary, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or material property (real or personal, tangible or intangible), used in, or pertaining to the business of the Company or any Company Subsidiary.

     (e) The Company has delivered or made available to Acquiror a complete and correct copy of each acquisition agreement (including all material schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith (the "Acquisition Agreement") pursuant to which it or a Company Subsidiary has acquired or proposes to acquire any assets or securities of a third party other than in the ordinary course of business. The Company and the Company Subsidiaries and, to the knowledge of the Company, no other person party thereto is in default in the performance or compliance with any material provisions thereof. Each Acquisition Agreement has been consummated; is in full force and effect; and has not been terminated, rescinded or withdrawn. The consummation thereof has not had, and is not reasonably expected to cause, a Material Adverse Effect on the Company. All requisite approvals by and permits from Governmental Entities with respect to the transactions contemplated by the Acquisition Agreements and the Company's ownership of the assets and business of the third parties so acquired have been obtained, and no such approvals or permits impose any burdensome conditions on the Company or any Company Subsidiary. To the Company's knowledge, none of the representations or warranties in any Acquisition Agreement contain any untrue statement of a material fact or omit any material fact necessary to make the statements therein not misleading.

SECTION 3.15. TAXES.

     Except as set forth in Schedule 3.15:

     (a) The Company and each of the Company Subsidiaries has timely filed, or will timely file, all material Tax Returns and reports required to be filed by or with respect to any of them, either separately or as a member of a combined, consolidated or unitary group of which the Company or any of the Company Subsidiaries is or has been a member, for all periods ending prior to the Effective Time and for the period from the date hereof up to and including the Effective Time and has timely paid all Taxes shown on such Tax Returns. All such returns and reports were true, complete and correct when they were filed and will be true, correct and complete when they are filed on or before the Effective Time. The Company and each of the Company Subsidiaries has timely paid (or the Company has timely paid on behalf of the Company Subsidiaries), or made provision for payment of (in accordance with GAAP), or accrued or reserved for on the consolidated balance sheet as at September 30, 1999, (or in the case of amounts becoming due after the date hereof prior to the Effective Time will have paid, accrued or reserved for) whether asserted or unasserted, contingent or otherwise, all Taxes that may have or may become due (including any withholding, sales, value added or similar taxes that may have or may become due) for all periods ending on or before the Effective Time. The Company has made available to Acquiror complete copies of all Tax Returns that the Company and each of the Company Subsidiaries has filed for the past three years and will, before Closing, indicate which of those Tax Returns have been audited and which of those Tax Returns are currently the subject of audit. The Company also will deliver or make available to Acquiror correct and complete copies of all examination reports and statements of deficiencies assessed against or agreed to by any of the Company and the Subsidiaries during the past three years.

     (b) To the Company's knowledge, there are no pending, proposed, threatened, audits, judicial proceedings, assessments or deficiencies with respect to material Taxes of the Company or any of the Company Subsidiaries. To the Company's knowledge, there is no pending proposed, or threatened, claim by any Tax authority in any jurisdiction in which the Company or any of the Company Subsidiaries does not pay Tax or file Tax Returns that the Company or any of the Company Subsidiaries is required to pay material Taxes or file material Tax Returns. The Company has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes by the Company or any of the Company Subsidiaries or for which they may be liable. Prior to Closing, the Company will indicate where there is any dispute or claim concerning any Tax Liability of any of the Company or the Company Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the Company or the Company Subsidiaries has knowledge based upon personal contact with any agent of such authority.

     (c) The Company shall deliver or make available on or before Closing any Tax sharing agreement, Tax allocation agreement, Tax indemnity or assumption obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Tax authority) to which the Company or any of the Company Subsidiaries is a party, subject, obligated or bound in any manner.

     (d) No property of the Company or any of the Company Subsidiaries (i) is "tax-exempt use property" within the meaning of Section 168(h) of the Code, or
(ii) secures any debt the interest on which is exempt from tax under Section 103 of the Code.

     (e) The Company is a "United States Person," as defined in Section 7701(a)(30) of the Code.

     (f) The charges, accruals, and reserves with respect to Taxes on the books of the Company are adequate and are at least equal to the Company's and any of the Company Subsidiaries' liability for Taxes. No consent to the application of
Section 341(f)(2) of the Code, has been filed with respect to any property or assets held, acquired, or to be acquired by the Company or any of the Company Subsidiaries.

     (g) As used in this Agreement, "Tax" or "Taxes" means (i) any and all taxes (whether federal, state and local, domestic or foreign) including, without limitation, income, gross receipts, profits, property, sales, use, capital stock, net worth, occupation, value added, ad valorem, transfer, franchise, recapture, excise, windfall, withholding, payroll, social security, workers' compensation, unemployment compensation or employment taxes, tariffs, imposts, duties, levies, fees or governmental charges of any nature whatsoever, together with any interest, penalties or additions to tax imposed with respect to any of the foregoing, and (ii) any obligations under any agreements or arrangements with respect to any tax or taxes described in clause (i) above. As used in this Agreement, "Tax Return" means any return, declaration, report, claim for refund, information return, or statement, estimated return or statement or other document (including any related or supporting estimates, elections, schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

SECTION 3.16. ENVIRONMENTAL MATTERS.

     (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means (A) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and any regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (B) petroleum and petroleum products including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and mixtures thereof; (D) radon; (E) asbestos; (F) any other contaminant; and (G) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and (ii) "Environmental Laws" means any federal, state or local law relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution of the environment.

     (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company: (i) the Company and each Company Subsidiary is not in violation of any Environmental Law; (ii) none of the properties owned or, to the Company's knowledge, leased by the Company or any Company Subsidiary is contaminated with any Hazardous Substance; (iii) to the Company's knowledge, the Company and each Company Subsidiary is not liable for any off-site contamination; (iv) to the Company's knowledge, the Company and each Company Subsidiary is not liable under any Environmental Law; (v) the Company and each Company Subsidiary has all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits"); (vi) the Company and each Company Subsidiary is in compliance with its Environmental Permits and (vii) there are no pending, or, to the knowledge of the Company, threatened claims against the Company or any Company Subsidiary relating to any Environmental Law or Hazardous Substance.

SECTION 3.17. INSURANCE.

     The Company and the Company Subsidiaries have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire, earthquake and other risks insured against by extended coverage, as is customarily carried by reasonably prudent persons conducting businesses or owning assets similar to those of the Company and the Company Subsidiaries, and each has maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with the activities of the Company and the Company Subsidiaries or any properties owned, occupied or controlled by the Company or any Company Subsidiary, in such amount as is customarily carried by reasonably prudent persons conducting businesses or owning assets similar to those of the Company and the Company Subsidiaries.

SECTION 3.18. CERTAIN PRACTICES.

     Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, none of the Company or any Company Subsidiary or any director, officer, agent, consultant or employee of the Company or any Company Subsidiary has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company or any Company Subsidiary, that was illegal under any federal, state or local Laws of the United States or any other country having jurisdiction; (c) made any payment to any customer or supplier of the Company or any Company Subsidiary or any officer, director, partner, employee, consultant or agent of any such customer or supplier, for the unlawful sharing of fees or to any such customer or supplier or any such officer, director, partner, employee, consultant or agent for the unlawful rebating of charges, or engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee, consultant or agent, in respect of the business of the Company or any Company Subsidiary; (d) made any other unlawful payment; or
(e) established or maintained any fund or asset that has not been appropriately recorded in the books and records of the Company that would be in violation of law.

SECTION 3.19. YEAR 2000.

     To the Company's knowledge, each of the Company's and each Company Subsidiary's products: (i) will record, store, process, calculate and present calendar dates falling on and after January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"). To the Company's knowledge, all of the Company's and each Company's Subsidiary's Information Technology (as defined below) is Year 2000 Compliant. To the Company's knowledge, all of the Company's and each Company's Subsidiary's essential hardware, software and services received from vendors and suppliers is Year 2000 Compliant. For purposes of the foregoing, the term "Information Technology" shall mean the internal mission critical systems, including local and wide area networks, financial systems and embedded microcontrollers within facility, security, telephone and other systems (other than general utility services including gas, electric, telephone and postal) that are owned by the Company or any Company Subsidiary in the conduct of its business.

SECTION 3.20. INTEREST RATE AND FOREIGN EXCHANGE CONTRACTS.

     Neither the Company nor any Company Subsidiary has entered into any material interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements or foreign exchange contracts either for the account of the Company or any Company Subsidiary.

SECTION 3.21. STATE TAKEOVER STATUTES.

     The Company has taken all actions required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from the provisions of Section 203 of Delaware Law, and accordingly, such Sections do not apply to the Merger or any of such transactions. No other "control share acquisition," "fair price" or other anti-takeover laws or regulations enacted under state or federal laws in the United States apply to this Agreement or any of the transactions contemplated hereby.

SECTION 3.22. GOVERNMENT CONTRACTS.

     (a) Except as disclosed in Schedule 3.22, to the knowledge of the Company, with respect to Government Contracts held by the Company or any of its Subsidiaries, there is, as of the date hereof, no (i) civil fraud or criminal investigation by any government investigative agency that is reasonably likely to have a Material Adverse Effect on the Company, (ii) suspension or debarment proceeding (or equivalent proceeding) against the Company or any Company Subsidiaries that is reasonably likely to have a Material Adverse Effect on the Company, (iii) request by the government for a contract price adjustment based on a claimed disallowance by Defense Contract Audit Agency or claim of defective pricing, (iv) claim or equitable adjustment by the Company or any Company Subsidiaries against the U.S. Government or any third party in excess of $500,000, (v) written notice challenging, questioning or disallowing any cost(s) in excess of $500,000, or
(vi) notice of contract termination, cure notice or show cause notice.

     (b) For the purposes of this Agreement, with respect to any party, "Government Contract" means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, pricing agreement, letter contract, purchase order, delivery order, change order, Bid or other arrangement of any kind between such party or any of its Subsidiaries and (i) the U.S. Government (acting on its own behalf or on behalf of another country or international organization), (ii) any prime contractor of the U.S. Government or
(iii) any subcontractor with respect to any contract of a type described in clauses (i) or (ii) above. For the purposes of this Agreement, with respect to any party, "Bid" means any quotation, bid or proposal made by such party or any of its Subsidiaries that if accepted or awarded would lead to a Contract with the U.S. Government or any other person for the design, manufacture and sale of products or the provision of services.

SECTION 3.23. BOARD APPROVAL; VOTE REQUIRED.

     The Board of Directors of the Company has determined that the transactions contemplated by this Agreement are fair to, advisable and in the best interests of the Company and its stockholders and has resolved to recommend to such stockholders that they vote in favor of this Agreement. The affirmative vote at the Company Stockholders Meeting of a majority of all outstanding shares of Company Common Stock to adopt this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby, including the Merger.

SECTION 3.24. OPINION OF FINANCIAL ADVISOR.

     The Board of Directors of the Company has received the written opinion dated the date hereof of Banc of America Securities LLC, the Company's financial advisor, to the effect that the Exchange Ratio is fair from a financial point of view to the Holders as of the date of such opinion. A copy of such opinion has been delivered to Acquiror.

SECTION 3.25. BROKERS.

     Other than Banc of America Securities LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has provided to Acquiror a complete and correct copy of all agreements between the Company and any Person set forth on Schedule 3.25 pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement.

SECTION 3.26. POOLING; TAX MATTERS.

     Neither the Company nor any of its Affiliates has taken or agreed to take any action or failed to take any action that would prevent the Merger from (a) being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the regulations and interpretations of the SEC; or (b) constituting a reorganization within the meaning of Section 368(a) of the Code.
Schedule 3.26 contains a true and complete list of all persons who may be deemed to be Affiliates of the Company.

SECTION 3.27. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS.

     The information supplied by the Company or required to be supplied by the Company (except to the extent revised or superseded by amendments or supplements) for inclusion in the registration statement on Form S-4, or any amendment or supplement thereto, relating to the registration under the Securities Act of the shares of Acquiror Common Stock to be issued in the Merger (including any amendments or supplements, the "Registration Statement") shall not, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company or required to be supplied by the Company (except to the extent revised or superseded by amendments or supplements) for inclusion in the proxy statement relating to the Company Stockholders Meeting (as hereinafter defined) (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to the Holders, at the time of the Company Stockholders Meeting and at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies by or on behalf of the Company for the Company Stockholders Meeting that has become false or misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Acquiror that is contained in or omitted from any of the foregoing documents. If at any time prior to the Effective Time any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, as the case may be, the Company shall promptly inform Acquiror. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

                                   ARTICLE IV.
                        REPRESENTATIONS AND WARRANTIES OF
                             ACQUIROR AND MERGER SUB

     Acquiror and Merger Sub jointly and severally represent and warrant to the Company as follows:

SECTION 4.1. ORGANIZATION AND QUALIFICATION.

     Merger Sub is a corporation duly organized, validly existing and in good standing under Delaware Law. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date of this Agreement, except for obligations or liabilities incurred in connection with its incorporation and organization and otherwise in connection with the transactions contemplated by this Agreement, Merger Sub has not incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

SECTION 4.2. CERTIFICATE OF INCORPORATION AND BYLAWS.

     Merger Sub has heretofore delivered to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Merger Sub, each as amended to date. Such certificate of incorporation and bylaws are in full force and effect. Merger Sub is not in violation of any of the provisions of its certificate of incorporation or bylaws.

SECTION 4.3. CAPITALIZATION.

     The authorized capital of Merger Sub is as set forth in its certificate of incorporation. As of the date hereof, there are One Hundred (100) shares of Merger Sub Stock issued and outstanding, all of which are owned by Acquiror.

SECTION 4.4. AUTHORITY.

     Merger Sub has the necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company and Acquiror, constitutes a legal, valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

SECTION 4.5. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) The execution and delivery of this Agreement by Merger Sub do not, and the performance by Merger Sub of its obligations under this Agreement will not:
(i) conflict with or violate the certificate of incorporation or bylaws of Merger Sub; (ii) subject to compliance with the requirements set forth in Section 4.5(b) below, conflict with or violate any Order applicable to Merger Sub or by which any of its properties or assets is bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the properties or assets of Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub is a party or by which Merger Sub or any of its properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not: (x) prevent or, to the knowledge of Acquiror, delay in any material respect consummation of the Merger; (y) otherwise prevent Merger Sub from performing its obligations under this Agreement in any material respect; or (z) have a Material Adverse Effect on Merger Sub.

     (b) The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub will not, require by, with respect to or on behalf of Merger Sub any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except:
(i) for (A) applicable requirements, if any, of the Exchange Act, the Securities Act, state securities or blue sky laws, state takeover laws, the NASD, and the HSR Act, (B) applicable requirements, if any, of the consents, approvals, authorizations or permits described in Schedule 5.5, and (C) filing and recordation of appropriate merger documents as required by Delaware Law; or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not: (x) prevent or, to the knowledge of Acquiror, delay in any material respect consummation of the Merger;
(y) otherwise prevent Merger Sub from performing its obligations under this Agreement in any material respect; or (z) have a Material Adverse Effect on Merger Sub.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES
                                   OF ACQUIROR

     Acquiror hereby represents and warrants to the Company, subject to the exceptions set forth herein and in the Acquiror's disclosure schedules (which exceptions shall specifically identify a section, subsection or clause of a single section or subsection hereof, as applicable, to which such exception relates, it being understood and agreed that each such exception shall be deemed to be disclosed both under such section, subsection or clause hereof and any other section, subsection or clause hereof to which such disclosure reasonably relates) that:

SECTION 5.1. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

     Each of Acquiror and each Subsidiary of Acquiror (each an "Acquiror Subsidiary" and collectively, the "Acquiror Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of Acquiror and each Acquiror Subsidiary is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its business makes such qualification necessary, except for such failures that would not have a

Material Adverse Effect on Acquiror. Each of Acquiror and each Acquiror Subsidiary has the requisite corporate power and authority to own, operate, lease and otherwise to hold its assets and properties and to carry on its business as now being conducted, except for such failures that would not have a Material Adverse Effect on Acquiror.

SECTION 5.2. CERTIFICATE OF INCORPORATION AND BYLAWS.

     Acquiror has heretofore delivered to the Company a complete and correct copy of the certificate of incorporation and the bylaws of Acquiror, each as amended to date. Such articles of incorporation and bylaws are in full force and effect. Acquiror is not in violation of any of the provisions of its certificate of incorporation or bylaws.

SECTION 5.3. CAPITALIZATION.

     (a) The authorized capital stock of Acquiror consists of one hundred million (100,000,000) shares of Acquiror Common Stock and two million five hundred thousand (2,500,000) shares of preferred stock, par value $.01 per share ("Acquiror Preferred Stock"). As of December 6, 1999: (i) 45,346,383 shares of Acquiror Common Stock were issued and outstanding; (ii) 694,872 shares of Acquiror Preferred Stock were issued and outstanding; (iii) 5,000,000 shares of Acquiror Common Stock were reserved for issuance upon the exercise of outstanding employee stock options or other rights to purchase or receive Acquiror Common Stock granted under Acquiror's Stock Option Plan of 1997 (the "Acquiror Stock Option Plan"); (iv) 500,000 shares of Acquiror Common Stock were reserved for issuance pursuant to Acquiror's Employee Stock Purchase Plan (the "Acquiror Stock Purchase Plan"); and (v) 966,398 shares of Acquiror Common Stock were held by Acquiror in Acquiror's treasury.

     (b) All outstanding shares of capital stock of Acquiror are, and all shares that may be issued pursuant to the Acquiror Stock Option Plan or Acquiror Stock Purchase Plan will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 5.3 and except for changes since September 30, 1999 resulting from the issuance of shares of Acquiror Common Stock pursuant to the Acquiror Stock Option Plan or the Acquiror Stock Purchase Plan or as expressly permitted by this Agreement: (i) there are not issued, reserved for issuance or outstanding
(A) any shares of capital stock or other voting securities of Acquiror, (B) any securities of Acquiror or any Acquiror Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of or ownership interests in Acquiror or any Acquiror Subsidiary, (C) any warrants, calls, options or other rights to acquire from Acquiror or any Acquiror Subsidiary, or any obligation of Acquiror or any Acquiror Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or securities convertible into or exchangeable or exercisable for capital stock or voting securities of or other ownership interests in, Acquiror or any Acquiror Subsidiary; and (ii) there are no outstanding obligations of Acquiror or any Acquiror Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

     (c) Except as described in Schedule 5.3, neither Acquiror nor any Acquiror Subsidiary is a party to any agreement restricting the purchase or transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, except as provided by the terms of Acquiror Stock Option Plans or the Acquiror Stock Purchase Plan, antidilutive rights with respect to, any securities of the type described in this Section 5.3.

SECTION 5.4. AUTHORITY.

     (a) Acquiror has the necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other proceedings on the part of Acquiror are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Acquiror has taken all steps necessary, as the sole stockholder of Merger Sub, to authorize and approve the execution, delivery and performance of the terms of this Agreement by Merger Sub. This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Acquiror, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

     (b) The Board of Directors of Acquiror has, on December 8, 1999, by unanimous resolution (i) approved and adopted this Agreement and the transactions contemplated by this Agreement and (ii) determined that the Merger is in the best interests of Acquiror and its stockholders and that the terms of this Agreement are fair to Acquiror and its stockholders.

SECTION 5.5. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) The execution and delivery of this Agreement by Acquiror do not, and the performance by Acquiror of its obligations under this Agreement will not:
(i) conflict with or violate the certificate of incorporation or bylaws of Acquiror; (ii) subject to obtaining the approvals and compliance with the requirements set forth in Section 5.5(b) below, conflict with or violate any Order applicable to Acquiror or any Acquiror Subsidiary or by which any of their respective properties or assets is bound or affected; or (iii) except as set forth in Schedule 5.5, result in any breach of or constitute a default (or an event that with or without notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of Acquiror or any Acquiror Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or any Acquiror Subsidiary is a party or by which Acquiror, any Acquiror Subsidiary or any of their respective properties or assets is bound or affected, except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other alterations or occurrences that would not: (x) prevent or, to the knowledge of Acquiror, delay in any material respect consummation of the Merger; (y) otherwise prevent Acquiror from performing its obligations under this Agreement in any material respect; or (z) have a Material Adverse Effect on Acquiror.

     (b) The execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror will not, require by, with respect to or on behalf of Acquiror or any Acquiror Subsidiary any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Securities Act, state securities or blue sky laws, Exchange Act, state takeover laws, the NYSE, the NASD and the HSR Act, (B) applicable requirements, if any, of the consents, approvals, authorizations or permits described in Schedule 5.5, and
(C) filing and recordation of appropriate merger documents as required by Delaware Law, or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not:
(x) prevent or, to the knowledge of Acquiror, delay in any material respect consummation of the Merger; (y) otherwise prevent Acquiror from performing its obligations under this Agreement in any material respect; or (z) have a Material Adverse Effect on Acquiror.

SECTION 5.6. SEC FILINGS; FINANCIAL STATEMENTS.

     (a) Acquiror, and each Acquiror Subsidiary required to file, has filed all forms, reports, statements and other documents required to be filed with the SEC since January 1, 1997, and has heretofore furnished to the Company, in the form filed with the SEC since such date, together with any amendments thereto, all of such forms, reports, statements and other documents, including without limitation, its (i) Annual Reports on Form 10-K; (ii) Quarterly Reports on Form 10-Q; (iii) proxy statements relating to meetings of stockholders (whether annual or special); (iv) reports on Form 8-K; and (v) other reports or registration statements filed by Acquiror and/or such Acquiror Subsidiaries (collectively, the "Acquiror SEC Reports"). As of their respective filing dates, the Acquiror SEC Reports (including all Acquiror SEC Reports filed after the date of this Agreement and prior to the Effective Time): (x) complied (or will comply when filed) as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable; and (y) did not or shall not at the time they are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Acquiror Subsidiary is required to file any form, report, statement or other document with the SEC except in conjunction with the filling of the Acquiror SEC Reports.

     (b) The audited consolidated financial statements and unaudited interim financial statements of Acquiror (including the notes and schedules thereto) contained or incorporated by reference in the Acquiror SEC Reports (including all Acquiror SEC Reports filed after the date of this Agreement and prior to the Effective Time) (the "Acquiror Financial Statements") complied or shall comply in all material respects with applicable GAAP accounting requirements and with the rules and regulations of the SEC with respect thereto. The Acquiror Financial Statements present or shall present fairly in all material respects the consolidated financial position of Acquiror and the Acquiror Subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows of Acquiror and the Acquiror Subsidiaries for the periods indicated, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be noted therein) and subject in the case of interim financial statements to normal year-end adjustments.

     (c) Except as disclosed in the Acquiror SEC Reports filed prior to the date of this Agreement, none of Acquiror or any of the Acquiror Subsidiaries is indebted to any director, officer, employee, agent or consultant of Acquiror or any of the Acquiror Subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses) and no such person is indebted to Acquiror or any of the Acquiror Subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Exchange Act.

     (d) Acquiror has filed all exhibits to the Acquiror SEC Reports required by
Item 601 of SEC Regulation S-K and has filed (or made available to the Company) all material contracts that would have been required to be filed if there were no exclusions or exceptions in paragraph (b)(10) of such Item 601.

SECTION 5.7. NO UNDISCLOSED LIABILITIES.

     Neither Acquiror nor any of the Acquiror Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except: (a) liabilities or obligations reflected in the Acquiror SEC Reports;
(b) liabilities or obligations incurred since September 30, 1999, in the ordinary course of business consistent with past practices that have not had, and are not reasonably likely to have (without taking into account the effects of the consummation of the Merger), a Material Adverse Effect on Acquiror; and
(c) liabilities or obligations that have not had, and are not reasonably likely to have (without taking into account the effects of the consummation of the Merger), a Material Adverse Effect on Acquiror.

SECTION 5.8. ABSENCE OF CERTAIN CHANGES OR EVENTS.

     Since September 30, 1999, except as contemplated by this Agreement or as disclosed in any Acquiror SEC Report filed since September 30, 1999, or as set forth in Schedule 5.8, Acquiror and the Acquiror Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any change in the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of Acquiror or any Acquiror Subsidiary having, individually or in the aggregate, a Material Adverse Effect on Acquiror, (b) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of its capital stock or any redemption, purchase or other acquisition of any of its securities, or (c) any agreement by Acquiror or any Acquiror Subsidiary to take any of the actions described in this Section 5.8 except as expressly contemplated by this Agreement. Between September 30, 1999, and the date of this Agreement (inclusive), neither Acquiror nor any of the Acquiror Subsidiaries has taken, or agreed to take, any action that would constitute a material breach of Section
6.3 or Section 6.4 if taken after the date of this Agreement.

SECTION 5.9. ABSENCE OF LITIGATION.

     Except as set forth in the Acquiror SEC Reports or in Schedule 5.9, there are: (a) no claims, actions, suits, investigations, or proceedings pending or, to Acquiror's knowledge, threatened against Acquiror or any of the Acquiror Subsidiaries before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, that would be reasonably likely to have a Material Adverse Effect on Acquiror or that would prevent or enjoin, or delay in any material respect, consummation of the Merger or the transactions contemplated hereby; and (b) no Orders of any Governmental Entity or arbitrator outstanding against Acquiror or any Acquiror Subsidiary that would reasonably be likely to have a Material Adverse Effect on Acquiror or that would prevent or enjoin, or delay in any material respect, consummation of the Merger or the transactions contemplated hereby.

SECTION 5.10.  CERTAIN PRACTICES.

     Except as would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror, none of Acquiror or any Acquiror Subsidiary or any director, officer, agent, consultant or employee of Acquiror or any Acquiror Subsidiary has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of Acquiror or any Acquiror Subsidiary, that was illegal under any federal, state or local Laws of the United States or any other country having jurisdiction; (c) made any payment to any customer or supplier of Acquiror or any Acquiror Subsidiary or any officer, director, partner, employee, consultant or agent of any such customer or supplier, for the unlawful sharing of fees or to any such customer or supplier or any such officer, director, partner, employee, consultant or agent for the unlawful rebating of charges, or engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee, consultant or agent, in respect of the business of Acquiror or any Acquiror Subsidiary; (d) made any other unlawful payment; or (e) established or maintained any fund or asset that has not been appropriately recorded in the books and records of Acquiror that would be in violation of law.

SECTION 5.11. GOVERNMENT CONTRACTS.

     Except as disclosed in Schedule 5.11, to the knowledge of the Acquiror, with respect to Government Contracts held by Acquiror or any of its Subsidiaries, there is, as of the date hereof, no (i) civil fraud or criminal investigation by any government investigative agency that is reasonably likely to have a Material Adverse Effect on the Acquiror, (ii) suspension or debarment proceeding (or equivalent proceeding) against the Acquiror or any Acquiror Subsidiaries that is reasonably likely to have a Material Adverse Effect on the Acquiror, (iii) request by the government for a contract price adjustment based on a claimed disallowance by Defense Contract Audit Agency or claim of defective pricing, (iv) claim or equitable adjustment by the Acquiror or any Acquiror Subsidiaries against the U.S. Government or any third party in excess of $500,000, (v) written notice challenging, questioning or disallowing any cost(s) in excess of $500,000, or (vi) notice of contract termination, cure notice or show cause notice.

SECTION 5.12.         BOARD APPROVAL; VOTE REQUIRED.

    The Board of Directors of Acquiror has determined that the transactions contemplated by this Agreement are advisable and in the best interests of Acquiror and its stockholders. The affirmative vote of the Board of Directors to approve the transactions contemplated by this Agreement is the only vote necessary for consummation by Acquiror of the Merger and the other transactions contemplated hereby.

SECTION 5.13.         OPINION OF FINANCIAL ADVISOR.

    The Board of Directors of Acquiror has received the written opinion of Credit Suisse First Boston Corporation, Acquiror's financial advisor, addressed to the stockholders of Acquiror, to the effect that, as of the date of such opinion, the Exchange Ratio is fair from a financial point of view to the holders of Acquiror Common Stock. A copy of such opinion has been delivered to the Company and such opinion has not been withdrawn or modified in any material respect.

SECTION 5.14.         BROKERS.

    Other than Credit Suisse First Boston Corporation, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Acquiror. Within two (2) days subsequent to the date of this Agreement, the Acquiror shall provide to the Company a complete and correct copy of all agreements between the Acquiror and any Person pursuant to which such Person will be entitled to any payment relating to the transactions contemplated by this Agreement.

SECTION 5.15.         POOLING; TAX MATTERS.

    Neither Acquiror nor any of its Affiliates has taken or agreed to take any action or failed to take any action that would prevent the Merger from: (a) being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the regulations and interpretations of the SEC; or (b) constituting a reorganization within the meaning of Section 368(a) of the Code.
Schedule 5.15 contains a true and complete list of all persons who may be deemed to be Affiliates of Acquiror.

SECTION 5.16.         REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS.

    The information supplied by Acquiror or required to be supplied by Acquiror (except to the extent revised or superseded by amendments or supplements) for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Acquiror or required to be supplied by Acquiror (except to the extent revised or superseded by amendments or supplements) for inclusion in the Proxy Statement shall not, on the date the

Proxy Statement is first mailed to the Company's stockholders, at the time of the Company Stockholders Meeting and at the Effective Time, contain any statement that, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies by or on behalf of the Company for the Company Stockholders Meeting that has become false or misleading. Notwithstanding the foregoing, Acquiror makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by the Company that is contained in or omitted from any of the foregoing documents. If at any time prior to the Effective Time any event or circumstance relating to Acquiror or any Acquiror Subsidiary, or their respective officers or directors, should be discovered by Acquiror that should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, as the case may be, Acquiror shall promptly inform the Company. All documents that Acquiror is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

SECTION 5.17.         SHARE OWNERSHIP.

    Neither Acquiror nor any Affiliate of Acquiror, beneficially owned, as of the date of this Agreement, any Shares of the Company and none of the forgoing is an "Interested Stockholder" for purposes of Section 203 of the Delaware Law.

SECTION 5.18.         ENVIRONMENTAL MATTERS.

    Except as would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror: (i) Acquiror and each Acquiror Subsidiary is not in violation of any Environmental Law; (ii) none of the properties owned or to Acquiror's knowledge, leased by Acquiror or any Acquiror Subsidiary is contaminated with any Hazardous Substance; (iii) to Acquiror's knowledge, Acquiror and each Acquiror Subsidiary is not liable for any off-site contamination; (iv) to Acquiror's knowledge, Acquiror and each Acquiror Subsidiary is not liable under any Environmental Law; (v) Acquiror and each Acquiror Subsidiary has all Environmental Permits; (vi) Acquiror and each Acquiror Subsidiary is in compliance with its Environmental Permits and (vii) there are no pending, or, to the knowledge of Acquiror, threatened claims against Acquiror or any Acquiror Subsidiary relating to any Environmental Law or Hazardous Substance.

                                  ARTICLE VI.
                                   COVENANTS

SECTION 6.1.          AFFIRMATIVE COVENANTS OF THE COMPANY.

    The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause each Company Subsidiary to:
(a) operate its business in the usual and ordinary course consistent with past practices; (b) use its reasonable best efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective principal officers and key employees and maintain its relationship with its respective principal customers and suppliers; (c) use its reasonable best efforts to maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; (d) use its reasonable best efforts to keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained; (e) prepare and file all Tax returns required to be filed in a timely manner, and in a manner consistent with past practices and applicable laws and regulations; (f) timely file with the SEC all reports required to be filed under the Exchange Act, which reports (including the unaudited interim financial statements included in such reports) shall comply in all material respects with the Exchange Act, the rules and regulations promulgated thereunder and all applicable accounting requirements; and (g) operate its business in accordance with the terms of its licenses and in all material respects with all applicable laws.

SECTION 6.2.          NEGATIVE COVENANTS OF THE COMPANY.

    Except as set forth in Schedule 6.2 or as expressly contemplated by this Agreement or otherwise consented to in writing by Acquiror (which consent shall not be unreasonably withheld, delayed or conditioned), from the date hereof until the Effective Time the Company shall not, and shall cause each Company Subsidiary not to, do any of the following:

    (a) (i) increase the periodic compensation payable to or to become payable to any of its directors, executive officers or any key employees; (ii) grant any severance or termination pay (other than pursuant to existing severance arrangements or policies as in effect on the date of this Agreement) to, or enter into or modify any employment or severance agreement with, any of its directors, officers or employees; (iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable law; or (iv) pay any cash bonuses; provided, however, without the prior written consent of Acquiror, the Company shall be permitted during each full fiscal quarter of the Company, beginning with the fiscal quarter of the Company beginning on December 31, 1999, between the date hereof and the Effective Time to pay cash bonuses and increase periodic compensation as described in clause (i) hereof as long as the aggregate amount of any such cash bonuses and the annualized effect of such compensation increases does not exceed $2,000,000 from the date hereof until Closing (except any retention bonuses previously disclosed to Acquiror) or (v) except as previously disclosed to Acquiror, make any loans to any officer, director or key employee of the Company.

    (b) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of Company Common Stock;

    (c) (i) redeem, repurchase or otherwise reacquire any shares of Company Common Stock or any securities or obligations convertible into or exchangeable for any shares of Company Common Stock or other securities or obligations of the Company, or any options, warrants or conversion or other rights to acquire any shares of Company Common Stock or any such other securities or obligations (except in connection with the exercise of the Options and Director Options in accordance with their terms); (ii) effect any merger, consolidation, restructuring, reorganization or recapitalization or adopt a plan of complete or partial liquidation or dissolution; or (iii) split, combine or reclassify any shares of Company Common Stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of Company Common Stock or other securities;

    (d) (i) issue, pledge, deliver, award, grant or sell, or register under the Securities Act or the Exchange Act or otherwise file any registration statement under any such statute covering, or authorize or propose the issuance, pledge, delivery, award, grant or sale of (including the grant of any Encumbrances on) or registration of or filing of any registration statement covering, any shares of any class of its capital stock (including shares of Treasury Stock) or other securities (except in connection with the Options and Director Options), any securities convertible into or exercisable or exchangeable for any such shares or other securities, or any rights, warrants or options to acquire any such shares or other securities (except for the issuance of options to acquire shares of Company Common Stock: (A) to new employees of the Company that are hired after the date hereof; (B) to employees of the Company on a quarterly basis pursuant to the Company's performance-based equity incentive program; provided that the number of shares of Company Common Stock subject to options issued by the Company pursuant to this clause (B) shall not exceed 50,000 in the aggregate per any fiscal quarter of the Company beginning with the fiscal quarter of the Company beginning on December 31, 1999; and (C) to directors of the Company (in their capacity as directors) in connection with annual grants of stock options by the Company to the members of the Company's Board of Directors; provided that the number of shares of Company Common Stock subject to options issued by the Company pursuant to this clause
(C) shall not exceed options covering 20,000 shares of Company Common Stock; provided, that any issuances of options by the Company pursuant to clauses (A),
(B) and (C) shall only be to the extent such issuances are in the ordinary course of business and consistent with past practice); or (ii) amend or otherwise modify the terms of any such rights, warrants or options (including, without limitation, any Option or Director Option);

    (e) (i) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or any division (other than a Company Subsidiary) thereof (except that prior to the initial filing of the Registration Statement, the Company may enter into a transaction to acquire substantially all the equity securities or assets of an entity (a "Company Acquisition") so long as the aggregate consideration payable for such target entity in a Company Acquisition consists solely of cash in an amount not to exceed $10 million) or
(ii) make or commit to make any investments or capital expenditures, other than investments or capital expenditures not exceeding in the aggregate $1,000,000 from the date hereof until Closing, and that are solely for purposes related to computer hardware and software, leaseholds, furniture and fixtures;

    (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise encumber or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise encumber or dispose of, any of its assets, except for dispositions in the ordinary course of business and consistent with past practice or sales that do not exceed $200,000 in the aggregate;

    (g) propose or adopt any amendment to its certificate or articles of incorporation or its bylaws;

    (h) (i) make any material change in any of its methods of accounting; or (ii) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, lawsuit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $100,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1998, except, in the case of clause (i) or clause (ii), as may be required by applicable law or regulations or GAAP;

    (i) incur or increase any obligation for borrowed money (except that the Credit Facility may be increased by no more than $10 million in general and an additional $10 million in the case that the Company undertakes a Company Acquisition), whether or not evidenced by a note, bond, debenture or similar instrument, or capitalized lease obligation or issue or sell any debt securities or any warrants or rights to acquire any debt securities of the Company or any Company Subsidiary, or any guarantee of any obligation for borrowed money, other than purchase money indebtedness not to exceed $500,000 in the aggregate, except in the ordinary course of business under existing loan agreements or capitalized leases, or prepay, before the scheduled maturity thereof, any of its long-term debt;

    (j) engage in any transaction with, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any Affiliate (except a Company Subsidiary) which involves the transfer of consideration or has a financial impact on such entity, other than pursuant to such agreements, arrangements, or understandings existing on the date of this Agreement;

    (k) except in the ordinary course of business, enter into any contract, agreement, commitment, arrangement, lease (including with respect to personal property), policy or other instrument that has a value in excess of $50,000;

    (l)      adjust, split, combine or reclassify any capital stock;

    (m) except for transactions in the ordinary course of business, terminate or amend in a material way, or waive any provision of, any material Company Contract; provided that this provision shall not prohibit the Company from entering into customer and service contracts in the ordinary course of business;

    (n) settle any material claim, action or proceeding involving money damages, except any settlement in the ordinary course of business where the amount of such settlement individually does not exceed $25,000, and in the aggregate with all other such settlements, does not exceed $50,000;

    (o) take any action that would, or would be reasonably likely to, prevent the Merger from being accounted for as a "pooling of interests" in accordance with GAAP and the rules and regulations of the SEC;

    (p) take any action that is intended or would reasonably be expected to result in any of the Company's representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VIII not being satisfied or in a violation of any provision of this Agreement; or

    (q)      agree in writing or otherwise to do any of the foregoing.

SECTION 6.3.          RESERVED.

SECTION 6.4.          NEGATIVE COVENANTS OF ACQUIROR.

    Except as expressly contemplated by this Agreement, from the date hereof until the Effective Time, without the written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned) Acquiror shall not, and shall not permit any Acquiror Subsidiary to, do any of the following:

    (a) (i) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of Acquiror Common Stock; (ii) repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other securities of, or other ownership interests in, Acquiror or any Acquiror Subsidiary (except for those repurchases related to shares owned by employees or former employees of Acquiror or any Acquiror Subsidiary); or (iii) except to the extent not accounted for in Section 2.5 hereof, split, combine or reclassify any shares of Acquiror Common Stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of Acquiror Common Stock or other securities;

    (b) take any action that is intended or would reasonably be expected to result in any of Acquiror's representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in
Article VIII not being satisfied or in a violation of any provision of this Agreement;

    (c) take any action that would, or would be reasonably likely to, prevent the Merger from being accounted for as a "pooling of interests" in accordance with GAAP and the rules and regulations of the SEC;

    (d) take any action that would, or would be reasonably likely to, prevent the Merger from qualifying as a reorganization under the provisions of
Section 368(a) of the Code; or

    (e)      agree in writing or otherwise to do any of the foregoing.

                                  ARTICLE VII.
                             ADDITIONAL AGREEMENTS

SECTION 7.1.          ACCESS AND INFORMATION.

    During the period from the date hereof to the Effective Time (the "Interim Period"), the Company and Acquiror shall, and shall cause the Company Subsidiaries and the Acquiror Subsidiaries, respectively, to, afford to each other and their respective officers, employees, accountants, consultants, legal counsel and other representatives reasonable access during normal business hours (and at such other times as the parties may mutually agree) to the properties, executive personnel and all information concerning the business, properties, contracts, records and personnel of the Company and the Company Subsidiaries or Acquiror and the Acquiror Subsidiaries, as the case may be, as such other party may reasonably request; provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger.

SECTION 7.2.          CONFIDENTIALITY.

    Acquiror and the Company each acknowledge and agree that all information received by it (the "Receiving Party") from or on behalf of the other party in connection with the transactions contemplated under this Agreement shall be deemed received pursuant to the confidentiality letter agreements, effective as of November 23, 1999 (the "Company Confidentiality Agreement"), and October 25, 1999 (the "Acquiror Confidentiality Agreement"), between the Company and Acquiror (together, the "Confidentiality Agreements"), and such Receiving Party shall, and shall cause its officers, directors, employees, Affiliates, financial advisors and agents to, comply with the provisions of the Confidentiality Agreements with respect to such information, and the provisions of the Confidentiality Agreements are hereby incorporated herein by reference with the same effect as if fully set forth herein, provided, however, that (i) in the event the Merger is consummated, the term of the Confidentiality Agreements shall survive the Closing Date with respect to the safeguarding of confidential information and (ii) in the event this Agreement is terminated pursuant to Article IX, the Confidentiality Agreements shall survive such termination in their entirety and remain in full force and effect.

SECTION 7.3.          PROXY STATEMENT AND REGISTRATION STATEMENT; STOCKHOLDERS
                      MEETINGS.

    (a) As soon as practicable following the date of this Agreement but no later than January 15, 2000, the Company shall prepare and file with the SEC the Proxy Statement and Acquiror shall prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of the Company and Acquiror shall use reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Company shall use reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Acquiror also shall take any action required to be taken by the SEC, NYSE or under any applicable state securities laws in connection with the issuance of Acquiror Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Registration Statement will be made by Acquiror without the Company's prior consent (which shall not be unreasonably withheld, delayed or conditioned) and without providing the Company the reasonable and adequate opportunity to review and comment thereon. Acquiror shall advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Acquiror Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Acquiror, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Acquiror that should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company and Acquiror.

    (b) The Company shall, as promptly as practicable after the Registration Statement is declared effective under the Securities Act, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") in accordance with Delaware Law and its certificate of incorporation and bylaws for the purpose of obtaining the Company Stockholder Approval as required by Delaware Law and otherwise, and shall, through the unanimous action of its Board of Directors, declare that this Agreement is advisable and recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby; provided, however, that the Board of Directors of the Company shall submit this Agreement to the Company's stockholders, whether or not the Board of Directors of the Company at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that the stockholders of the Company reject it. Unless the Board of Directors of the Company has withdrawn its recommendation of this Agreement in compliance herewith, the Company shall use reasonable best efforts to solicit from its stockholders proxies in favor of the approval and adoption of this Agreement and the Merger and to secure the vote or consent of stockholders required by Delaware Law and its certificate of incorporation and bylaws to approve and adopt this Agreement and the Merger.

    (c) Notwithstanding the provisions of Section 7.3(b), in the event that an Acquisition Proposal for the Company received by the Company in writing constitutes a Superior Proposal and the Board of Directors of the Company has resolved to recommend such Superior Proposal to its stockholders, the Board of Directors of the Company may, at any time prior to the Stockholders Meeting, withdraw its recommendation of this Agreement as required under Section 7.3(b) hereof and recommend such the Superior Proposal to its stockholders (i) if, but only if, the Company (A) complies fully with this Section 7.3(c) and (B) provides Acquiror with at least five (5) Business Days' prior written notice of its intent to withdraw its recommendation of this Agreement along with a description in writing of all of the material terms and conditions of such Superior Proposal and (ii) if, in the event that during such five (5) Business Days




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



Acquiror makes a counter proposal to such Superior Proposal (the "Acquiror Counter Proposal"), the Company's Board of Directors in good faith, taking into account the advice of its outside financial advisors, determines that the Acquiror Counter Proposal is not at least as favorable to the Company's stockholders as the Superior Proposal (taking into account all financial and strategic considerations and other relevant factors, including relevant legal, financial, regulatory and other aspects of such proposals, and the conditions, prospects and time required for completion of such proposal).

SECTION 7.4.          HSR ACT MATTERS.

    Acquiror, Merger Sub and the Company (as may be required pursuant to the HSR Act) promptly will complete all documents required to be filed with the Federal Trade Commission and the United States Department of Justice in order to comply with the HSR Act and, not later than fifteen (15) calendar days after the date hereof, together with the Persons, if any, who are required to join in such filings, shall file such documents with the appropriate Governmental Entities. Acquiror, Merger Sub and the Company shall promptly furnish all materials thereafter required by any of the Governmental Entities having jurisdiction over such filings, and shall take all reasonable actions and shall file and use all reasonable best efforts to have declared effective or approved all documents and notifications with any such Governmental Entity, as may be required under the HSR Act or other federal or state antitrust laws for the consummation of the Merger and the other transactions contemplated hereby. Acquiror and the Company shall each pay one-half of the filing fees related to compliance with the HSR Act in connection with the transactions contemplated hereby.

SECTION 7.5.          PUBLIC ANNOUNCEMENTS.

    The initial press release relating to this Agreement shall be a joint press release and thereafter Acquiror and the Company shall consult with each other and use reasonable efforts to agree upon the text of any press release or public statement before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereunder and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with Nasdaq or the NYSE.

SECTION 7.6.          INDEMNIFICATION.

    (a) The certificate of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the certificate of incorporation and bylaws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of persons who at any time prior to the Effective Time were identified as prospective indemnitees under the certificate of incorporation or bylaws of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by applicable law.

    (b) From and after the Effective Time, Acquiror shall cause the Surviving Corporation to indemnify, defend and hold harmless the present and former officers, directors and employees of the Company and the Company Subsidiaries (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid, with the approval of Acquiror, in settlement of or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was such a director, officer or employee and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), in each case to the fullest extent permitted under Delaware Law (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware Law upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by Section 145(e) of Delaware Law), provided, however, that no Indemnified Party shall be entitled to any indemnification or expenses pursuant to this Section 7.6 in respect of any Claim, issue or matter as to which such Indemnified Party shall have been adjudged to be grossly negligent or to have committed or engaged in willful misconduct. To that end, Acquiror shall maintain the Company's existing officers' and directors' liability insurance policy ("D&O Insurance") for a period of not less than six (6) years after the Effective Time, but only to the extent related to actions or omissions prior to the Effective Time; provided, however, that Acquiror may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers of the Company and provided, further, Acquiror shall not be required to pay an annual premium for such insurance in excess of $100,000.

    (c) In the event any Claim or Claims are asserted or made within such six-year period, all rights to indemnification in respect of any such Claim or Claims shall continue until disposition of any and all such claims. Any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Delaware Law, the Company's certificate of incorporation or bylaws or such agreements, as the case may be, shall be made by any method permitted under Delaware Law. Nothing set forth herein shall impair any rights or obligations of any Indemnified Party. In the event that any Claim or Claims are brought against any Indemnified Party (whether arising before or after the Effective Time), Acquiror may select counsel for the defense of such Claim, which counsel shall be reasonably acceptable to such Indemnified Party.

    (d) Any Indemnified Party seeking indemnification under this Section 7.6, promptly upon learning of any such Claim, shall notify Acquiror and the Surviving Corporation (although the failure so to notify Acquiror and the Surviving Corporation shall not relieve Acquiror and the Surviving Corporation from any liability that Acquiror and the Surviving Corporation may have under this Section 7.6, except to the extent such failure prejudices Acquiror or the Surviving Corporation), and shall deliver to Acquiror and the Surviving Corporation the undertaking contemplated by Section 145(e) of Delaware Law.

SECTION 7.7.          FURTHER ACTION; REASONABLE BEST EFFORTS.

    (a) Each of the parties hereto shall use all reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, using all reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company, Acquiror or any Company Subsidiary or Acquiror Subsidiary as are necessary for the transactions contemplated herein. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all reasonable best efforts to take all such action. Without limiting the generality of the foregoing, Acquiror shall use all reasonable best efforts to cause Merger Sub to perform its obligations under this Agreement and to effect the transactions contemplated hereby.

    (b) During the Interim Period, each of the parties hereto shall promptly notify the other in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other Person: (i) challenging or seeking damages in connection with the Merger or the conversion of Company Common Stock into the Merger Consideration pursuant to the Merger; or (ii) seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated by this Agreement or otherwise to limit the right of Acquiror to own or operate all or any portion of the business or assets of the Company.

    (c) Each of the parties hereto shall use reasonable best efforts to refrain from taking any action, or entering into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or that would result in a breach of any covenant made by it in this Agreement.

SECTION 7.8.  NO SOLICITATION.

    (a) From the date of this Agreement until the Effective Time or the termination of this Agreement pursuant to the terms of this Agreement, the Company shall not and shall not permit any of its Subsidiaries, Affiliates, directors, officers, employees, agents or representatives, including, without limitation, any investment banker, attorney or accountant of the Company or any of its Subsidiaries (collectively, "Representatives"), directly or indirectly, to: (i) initiate, solicit, knowingly facilitate or encourage the submission of an Acquisition Proposal for the Company; (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes an Acquisition Proposal for the Company; (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company; or
(iv) enter into any agreement with respect to any Acquisition Proposal for the Company, other than with Acquiror. The Company shall notify its Representatives of the terms of this Section 7.8 and use reasonable efforts to cause such Representatives to comply with such terms. The Company shall cease and cause to be terminated immediately all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could be reasonably expected to lead to, any Acquisition Proposal for the Company.

    (b) Nothing contained in this Section 7.8 shall prohibit the Company from: (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act; (ii) making a recommendation in compliance with Rule 14d-9 promulgated under the Exchange Act; or (iii) furnishing information to, or engaging in discussions or negotiations with, any Person that makes a bona fide proposal or offer with respect to the Company that constitutes an Acquisition Proposal for the Company, if: (1) the Board of Directors of the Company determines in good faith, taking into account the advice of outside counsel, that such action is reasonably likely to be required for the Board of Directors to comply with its fiduciary duties to stockholders under applicable law, (2) prior to furnishing such information to, or entering into discussions or negotiations with, such Person the Company provides written notice to Acquiror of the existence of such Acquisition Proposal for the Company and that it intends to furnish information to, or enter into discussions or negotiations with respect to such Acquisition Proposal for the Company, (3) the Company enters into a confidentiality agreement with the Person making such Acquisition Proposal for the Company on terms in the aggregate not more favorable to such Person than the terms of the Confidentiality Agreements, (4) the Company shall keep Acquiror informed on a timely basis of the status of such negotiations and all material terms and conditions thereof and promptly provide Acquiror with copies of any and all written inquiries or proposals relating thereto, and (5) such Acquisition Proposal was not solicited in violation of this Agreement.

SECTION 7.9.          NYSE LISTING.

    Acquiror shall, prior to the Closing Date file with the NYSE a Supplemental Listing Application providing for inclusion for quotation on the NYSE of the shares of Acquiror Common Stock issuable pursuant to Section 2.1(a) and shall use reasonable best efforts to cause the shares of Acquiror Common Stock to be issued pursuant to Section 2.1(a) of this Agreement to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

SECTION 7.10.         EMPLOYEE MATTERS.

    (a) For a period of one (1) year following the Effective Time, to the extent that Acquiror provides continued employment to employees of the Company and its Subsidiaries ("Continuing Employees") after the Effective Time, such employment shall be (x) at a base salary or base hourly wage that, in the aggregate, is not less favorable than that which the Continuing Employee was receiving immediately prior to the Effective Time, (y) at a level of and current value of incentive compensation which, in the aggregate is no less favorable than incentive compensation provided to similarly situated employees of Acquiror and its Subsidiaries and (z) at a level of and current value of employee benefits (including, but not limited to, the provision of vacation, sick leave, pension and welfare benefits but excluding any incentive compensation, retention compensation or bonuses) which, in the aggregate and including any increase in base salary or base hourly wage that Acquiror reasonably believes, are no less favorable than those applicable to each such employee immediately prior to the Effective Time; and (ii) provide to Continuing Employees employee benefit plans, programs and arrangements under Acquiror Benefit Plans that in the aggregate are no less favorable to those employee benefit plans, programs and arrangements generally provided to the Continuing Employees under any Company Benefit Plans (excluding any incentive compensation, retention compensation or bonuses) immediately prior to the Effective Time.

    (b) Following the Effective Time, Acquiror shall cause the Acquiror Benefit Plans to (i) treat credited employment and service of the Continuing Employees with the Company, its Affiliates and any predecessor employers through the Effective Time as employment and service with Acquiror for all purposes under the Acquiror Benefit Plans except for benefit accrual purposes under any "defined benefit" pension plans; and (ii) give full credit to the Continuing Employees under the Acquiror Benefit Plans that provide vacation and sick leave benefits for all unused vacation days and sick leave accrued by the Continuing Employees while employees of the Company.

    (c) In the event of any change in coverage that applies generally to the Continuing Employees during the two-year period following the Effective Time under any Acquiror Benefit Plan that provides medical or health benefits, the Acquiror shall cause such plan to recognize credit toward satisfying deductible expense requirements, out-of-pocket expense limits and maximum lifetime benefit limits of such Continuing Employees or their eligible dependents, and to waive any pre-existing condition, exclusion or limitation, as and to the extent any such matter would previously have been recognized or waived (as the case may be) under the applicable Company Benefit Plan.

    (d) The Acquiror shall cause the Surviving Corporation to honor in accordance with their terms and to perform the obligations of the Surviving Corporation under the severance and retention plans and agreements listed on
Schedule 7.10.

    (e) Immediately following the Effective Time, the Acquiror shall cause the Surviving Corporation to enter into retention agreements with not more than twenty-eight (28) of its key employees to be identified and selected by the Company after consultation with the Acquiror.

    (f) Following the Effective Time, the Acquiror shall cause Continuing Employees who have previously been eligible to participate in the Company Stock Option Plans to be eligible to participate in the Acquiror Stock Option Plans. At each meeting of the Compensation Committee of the Acquiror Board of Directors during the two-year period following the Effective Time at which stock options are granted to Acquiror employees generally, Acquiror shall cause a recommendation to be made to the Compensation Committee to grant options under the Acquiror Stock Option Plans to such Continuing Employees on a basis that takes into consideration prior performance and service of the Continuing Employees to the Company prior to the Effective Time.




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




SECTION 7.11.         AFFILIATES.

    (a) Each of the Company and Acquiror: (i) has disclosed to the other in Schedule 7.11 hereto all Persons who are, or may be, as of the date hereof its Affiliates; and (ii) shall use all reasonable best efforts to cause each Person who is identified as an Affiliate of it in Schedule 7.11 to deliver to the other as promptly as practicable but in no event later than thirty-one (31) days prior to the Closing Date, a signed Affiliate Agreement substantially in the form attached hereto as Exhibit A, in the case of the Company, and Exhibit B, in the case of Acquiror. The Company and Acquiror shall notify each other from time to time of all other Persons who then are or may be such an Affiliate and use all reasonable best efforts to cause each additional Person who is identified as an Affiliate to execute an Affiliate Agreement as set forth in this Section 7.11(a).

    (b) Shares of Company Common Stock and shares of Acquiror Common Stock held by such Affiliates of the Company or Acquiror, as the case may be, shall not be transferable during the thirty (30) day period prior to the Effective Time, and shares of Acquiror Common Stock issued to, or as of the Effective Time held by, such Affiliates shall not be transferable until such time as financial results covering at least thirty (30) days of combined operations of the Company and Acquiror have been published within the meaning of Section
201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such Affiliate has provided the signed Affiliate Agreement referred to in Section 7.11(a), except to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76. Any Company Common Stock and any Acquiror Common Stock held by any such Affiliate shall not be transferable, regardless of whether such Affiliate has provided the applicable signed agreement referred to in
Section 7.11(a), if such transfer, either alone or in the aggregate with other transfers by Affiliates, would preclude the ability of the parties hereto to have the Merger and the transactions contemplated hereby accounted for as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all rules, regulations and policies of the SEC. Neither the Company nor Acquiror shall register the transfer of any shares of Company Common Stock or Acquiror Common Stock, as applicable, unless such transfer is made in compliance with the foregoing.

SECTION 7.12.         EVENT NOTICES.

    From and after the date of this Agreement until the Effective Time, each party hereto will promptly notify the other parties hereto of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied and (b) the failure of such party to comply with any covenant or agreement to be complied with by it pursuant to this Agreement that would be likely to result in any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. No delivery of any notice pursuant to this Section 7.12 will cure any breach of any representation or warranty, covenant, condition or agreement of such party contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.




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




SECTION 7.13.         TAX TREATMENT.

    Each of Acquiror and the Company shall use all reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and will characterize the Merger as such a reorganization for purposes of all Tax returns and other relevant filings. The Company and Acquiror shall cooperate and use their best efforts in obtaining the Legal Opinions. In connection therewith, each of the Company, Acquiror and Merger Sub shall deliver to the other a representation letter (collectively, the "Representation Letters"), dated as of the Closing Date, in form and substance to be reasonably agreed upon by the Company, Acquiror and Merger Sub, on which each party shall be entitled to rely in rendering its Legal Opinion pursuant to
Section 8.1(i); provided, however, that the failure of any of the Company, Acquiror or Merger Sub to make any statement in a Representation Letter because of an event, or a change in facts or law, in either case outside of such party's control, shall not constitute a breach of this covenant.

SECTION 7.14.         POOLING OF INTERESTS.

    Each of the Company and Acquiror shall use all reasonable best efforts to cause the Merger to be accounted for as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion 16 and applicable SEC rules, regulations and policies and shall take no action that would cause such accounting treatment not to be obtained.

SECTION 7.15.         MERGER SUB.

    Acquiror shall cause Merger Sub to approve and adopt, and to perform its obligations in accordance with, this Agreement and shall take any and all steps necessary to cause Merger Sub to effect the transactions contemplated hereby.

SECTION 7.16.         BOARD OF DIRECTORS OF ACQUIROR.

    Promptly following the Effective Time, the Board of Directors of Acquiror will take all actions necessary such that George A. Robinson, who as of the date hereof is the Chief Executive Officer of the Company, shall be appointed to Acquiror's Board of Directors with a term expiring at the annual meeting of Acquiror's stockholders to be held in calendar year 2000 (the "Year 2000 Meeting") and shall include George A. Robinson in the slate of nominees recommended by Acquiror's Board of Directors to the stockholders of Acquiror at the Year 2000 Meeting.

SECTION 7.17.         PUBLISHING FINANCIAL RESULTS.

    If the Effective Time shall occur after February 29, 2000, Acquiror shall prepare and publicly release, as soon as practicable following the end of the first complete accounting month ending at least thirty (30) days after the Closing Date, a report filed with the SEC on Form 8-K or any other public filing, statement or announcement that includes the combined financial results (including combined sales and net income) of the Acquiror and the Company for a period of at least thirty (30) days of combined operations of the Acquiror and the Company following the Closing Date; provided, however, that the Acquiror shall not be obligated to make such public release if the Acquiror determines based on Acquiror's good faith business judgment that such public release would be reasonably likely to
(a) limit in any material respect the Acquiror's ability to undertake a planned underwritten public offering of Acquiror's securities to be covered by a registration statement to be filed with the SEC, or (b) cause a Material Adverse Effect on Acquiror.

SECTION 7.18.         STAND-STILL.

    From the date of this Agreement until the Effective Time or the termination of this Agreement pursuant to the terms of this Agreement, except as provided herein, the Acquiror shall not and shall not permit any of its Representatives, directly or indirectly, to: (i) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, directly or indirectly, by purchase or otherwise, ownership (including, without limitation, beneficial ownership as defined in Rule 13d-3 of the Exchange Act) of any voting securities or direct or indirect rights or options to acquire any voting securities of the Company or any Subsidiary thereof, or of any successor to or person in control of the Company, any of the assets or businesses of the Company or any Subsidiary or division thereof or of any such successor or controlling person or any bank debt, claims or other obligations of the Company or any rights or options to acquire (other than those currently owned) such ownership (including from a third party); (ii) seek or propose to influence or control the management or policies of the Company or to obtain representation on the Company's Board of Directors, or solicit, or participate in the solicitation of, any proxies or consents with respect to any securities of the Company, or make any public announcement with respect to any of the foregoing or request permission to do any of the foregoing; (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or its securities or assets;
(iv) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or otherwise form, join or in any way participate in a "group" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) in connection with any of the foregoing; (v) seek or request permission or participate in any effort to do any of the foregoing or make or seek permission to make any public announcement with respect to the foregoing; or (vi) request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this paragraph. Acquiror shall promptly advise the Company of any inquiry or proposal made to it with respect to any of the foregoing.

SECTION 7.19.         STOCKHOLDER RIGHTS PLAN.

    From and after the date hereof until the termination of this Agreement, without the Acquiror's prior written consent, the Company shall not amend its Certificate of Incorporation or otherwise take any action to provide for the issuance of securities pursuant to a stockholder rights plan ("poison pill") or any other program or plan having a similar effect.

                                 ARTICLE VIII.
                               CLOSING CONDITIONS




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

SECTION 8.1.          CONDITIONS TO OBLIGATIONS OF THE PARTIES TO EFFECT THE
                      MERGER.

    The respective obligations of the parties hereto to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

    (a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

    (b) Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act prior to the mailing of the Proxy Statement by the Company to its stockholders and no stop order suspending the effectiveness of such Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Acquiror or the Company, be threatened by the SEC.

    (c) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, rule, ordinance, regulation, executive order, decree, judgment, stipulation, injunction or other order (whether temporary, preliminary or permanent) (collectively, an "Order"), in any case, that is in effect and that prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement; provided, however, that the parties shall use their reasonable best efforts to cause any such Order to be vacated or lifted.

    (d) NYSE Listing. Acquiror Common Stock issuable to the holders of Company Common Stock pursuant to Section 2.1(a) of this Agreement shall have been included for listing on the NYSE upon official notice of issuance.

    (e) HSR Act. Any waiting period with any extensions thereof under the HSR Act shall have expired or been terminated.

    (f) Permits. Each of the Company and Acquiror shall have obtained such permits, authorizations, consents and approvals required to consummate the transactions contemplated hereby except for such permits, authorizations, consents and approvals the failure of which to obtain would not have a Material Adverse Effect on the Company or Acquiror.

    (g) Company Pooling Letter. There shall have been delivered to Acquiror and the Company a letter from the Company's independent accountants, dated as of the Closing Date and addressed to Acquiror and the Company, reasonably satisfactory in form and substance to Acquiror, setting forth the concurrence of the Company's independent accountants with the conclusion of the Company's management that the transactions contemplated herein will qualify as a "pooling of interests" and to the effect that (i) after reasonable investigation, the Company's independent accountants are not aware of any fact concerning the Company or any of the Holders or any Affiliates of the Company that could preclude Acquiror from accounting for the





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



Merger as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all rules, regulations and policies of the SEC, and (ii) the Merger is eligible to be accounted for as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all rules, regulations and policies of the SEC;

    (h) Acquiror Pooling Letter. There shall have been delivered to Acquiror and the Company a letter from Acquiror's independent accountants, dated as of the Closing Date and addressed to the Company and Acquiror, reasonably satisfactory in form and substance to Acquiror, to the effect that
(i) after reasonable investigation, Acquiror's independent accountants are not aware of any fact concerning Acquiror or any of its Affiliates that could preclude Acquiror from accounting for the Merger as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC, and (ii) the Merger is eligible to be accounted for as a "pooling of interests" in accordance with GAAP, Accounting Principles Board Opinion No. 16 and all rules, regulations and policies of the SEC; and

    (i) Legal Opinions. (A) The Company and the Holders shall have received a legal opinion addressed to the Company and the Holders from Hogan & Hartson L.L.P. ("Acquiror's Legal Counsel"), dated as of the Closing Date to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; and (B) the Acquiror shall have received a legal opinion addressed to the Acquiror from Venable, Baetjer, Howard & Civiletti, LLP ("Company's Legal Counsel"), dated as of the Closing Date to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The legal opinions to be delivered by Company's Legal Counsel and Acquiror's Legal Counsel pursuant to this Section 8.1(i) shall be referred to herein as the "Legal Opinions."

SECTION 8.2.          ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR AND
                      MERGER SUB.

    The obligations of Acquiror and Merger Sub to effect the Merger and the other transactions contemplated in this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by Acquiror, in whole or in part, to the extent permitted by applicable law:

    (a) Representations and Warranties. The representations and warranties of the Company made in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time, which need only be true and correct in all material respects as of such date or time). Acquiror shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to such effect.

    (b) Agreements and Covenants. The agreements and covenants of the Company required to be performed on or before the Effective Time shall have been performed in all material respects. Acquiror shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to such effect.

    (c)      No Material Adverse Changes.

             There shall have been no Material Adverse Effect on the Company since the date of this Agreement (it being understood that a decline in the price of a share of Company Common Stock shall not constitute a Material Adverse Effect on the Company for purposes of any provision of this Agreement).

    (d) No Litigation. There shall not be pending or threatened any suit, action, proceeding or investigation: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (ii) relating to the Merger and seeking to obtain from Acquiror or any Acquiror Subsidiary any damages that may be material to Acquiror, (iii) seeking to prohibit or limit in any material respect Acquiror's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (iv) which would materially and adversely affect the right of the Surviving Corporation to own the assets or operate the business of the Company; or (v) which, if adversely determined, could have a Material Adverse Effect on the Company or Acquiror.

    (e) Affiliate Agreement. Each of the Affiliates shall have entered into an Affiliate Agreement and each of such Agreements shall be in full force and effect as of the Effective Time.

SECTION 8.3.          ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY.

    The obligations of the Company to effect the Merger and the other transactions contemplated in this Agreement are also subject to the satisfaction at or prior to the Effective Time of the following conditions any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable law:

    (a) Representations and Warranties. The representations and warranties of Acquiror and Merger Sub made in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time, which need only be true and correct in all material respects as of such date and time). The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Acquiror to such effect.

    (b) Agreements and Covenants. The agreements and covenants of Acquiror and Merger Sub required to be performed on or before the Effective Time shall have been performed in all material respects. The Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Acquiror to such effect.

    (c) No Material Adverse Change. There shall have been no Material Adverse Effect on Acquiror since the date of this Agreement (it being understood that a decline in the price of a share of Acquiror Common Stock shall not constitute a Material Adverse Effect on Acquiror for purposes of any provision of this Agreement).

    (d) No Litigation. There shall not be pending or threatened any suit, action, proceeding or investigation: (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (ii) relating to the Merger and seeking to obtain from the Company or any Company Subsidiary any damages that may be material to the Company, or (iii) which, if adversely determined, could have a Material Adverse Effect on the Company or Acquiror.

                                  ARTICLE IX.
                       TERMINATION, AMENDMENT AND WAIVER

SECTION 9.1.          TERMINATION.

    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company (except as specifically provided below):

    (a)      by mutual written consent of Acquiror and the Company;

    (b) by Acquiror, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied (a "Terminating Company Breach"); provided that, if such Terminating Company Breach is curable by the Company through the exercise of reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, Acquiror may not terminate this Agreement under this Section 9.1(b);

    (c) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied (a "Terminating Acquiror Breach"); provided that, if such Terminating Acquiror Breach is curable by Acquiror through the exercise of reasonable best efforts and for so long as Acquiror continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 9.1(c);

    (d) by either Acquiror or the Company, if there shall be any Order that is final and nonappealable preventing the consummation of the Merger; provided that the party seeking to terminate this Agreement pursuant to this
Section 9.1(d) shall have used reasonable best efforts to cause any such Order to be vacated or lifted;

    (e) by either Acquiror or the Company, if the Merger shall not have been consummated on or before that date that is One Hundred Eighty (180) calendar days after the date hereof (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to any party whose material breach of its obligations under this Agreement has been the cause of the failure of the Merger to occur on or before the Outside Date;

    (f) by the Company or Acquiror at any time after the Company Stockho Meeting (including any adjournment or postponement thereof), if the requisite vote of the stockholders of the Company required by this Agreement shall not have been obtained at the Company Stockholders Meeting (including any adjournment or postponement thereof); provided that the right to terminate this Agreement under this Section 9.1(f) shall not be available to the Company if it has not complied with its obligations under Section 7.3(b) and taking into account the provisions of Section 7.3(c);

    (g) (i) by Acquiror, if the Acquiror Stock Price is greater than $35.75 per share unless the Company makes a Company Floating Rate Election, in which case the Acquiror shall have no right of termination pursuant to this
Section 9.1(g) or (ii) by the Company, if the Acquiror Stock Price is less than $22.95 per share unless Acquiror makes an Acquiror Floating Rate Election, provided that in no event shall Acquiror have the right to make such election if the Acquiror Stock Price is equal to or less than $14.00 per share; provided further that any such termination pursuant to this Section 9.1(g) shall be without any liability to the parties hereto solely by virtue of the fact that the Acquiror Stock Price is greater than $35.75 or less than $22.95 per share or equal to or less than $14.00 per share, as the case may be;

    (h) by the Company, if the Board of Directors of the Company determines in good faith, taking into account the advice of outside counsel, that such action is reasonably likely to be required for the Board of Directors to comply with its fiduciary duties to stockholders under applicable law (other than in connection with an Acquisition Proposal);

    (i) by the Company, if the Board of Directors of the Company shall have withdrawn its recommendation of this Agreement and recommended a Superior Proposal to its stockholders pursuant to and in compliance with Section 7.3(c); provided that any termination of this Agreement by the Company pursuant to this Section 9.1(i) shall not be effective if, prior to the close of business on the second full business day after Acquiror receives written notice of such termination, Acquiror elects, and Acquiror provides written notice to the Company of its election, to have the Company hold the Company Stockholders' Meeting (the "Stockholder Vote Election") in which event this Agreement, including without limitation the obligation to hold a Company Stockholders' Meeting, shall remain in full force and effect; provided further that in the event that Acquiror has not made the Stockholder Vote Election, this Agreement shall terminate on the date on which payment of a Termination Fee required by
Section 9.6(b) is paid; or

    (j) by Acquiror, if (i) the Board of Directors of the Company (A) fails to recommend approval and adoption of this Agreement, the Merger and the transactions contemplated by this Agreement by the Company's stockholders, (B) withdraws, modifies or changes such recommendation in a manner adverse to Acquiror or Merger Sub, (C) fails to include such recommendation (without withdrawal, modification or change) in the Proxy Statement or (D) fails to reaffirm its recommendation in favor of the adoption and approval of this Agreement, the Merger and transactions contemplated by this Agreement within ten (10) days after Acquiror requests in writing that such recommendation be reaffirmed; provided that subsequent to the Acquiror's first such request, Acquiror may make further requests only after Acquiror has received written notice from the Company (or a public announcement has been made) of the



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


existence of an Acquisition Proposal for the Company, (ii) the Board of Directors of the Company makes any recommendation to the Company's stockholders with respect to any proposal involving an Acquisition Proposal for the Company (or shall have resolved to do so), other than a recommendation to reject such proposal, (iii) a tender offer or exchange offer for 26% or more of the outstanding shares of capital stock of the Company is commenced (or any person or "group" (as defined in Section 13(d)(3) of the Exchange Act) shall have commenced or threatened to commence either with respect to the Company), and the Board of Directors of the Company, within ten (10) business days after such tender offer or exchange offer is so commenced, either recommends to the stockholders of the Company that they tender their shares into such tender or exchange offer, fails to unconditionally recommend to the stockholders of the Company that they not accept such tender offer or exchange offer or makes no recommendation to the Company's stockholders with respect to the acceptance of such tender offer or exchange offer by the Company's stockholders, (iv) after the date hereof, any person or "group" (as defined in Section 13(d)(3) of the Exchange Act) (other than Acquiror or any Acquiror Subsidiaries) shall have acquired (or agreed to acquire) beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as defined in Section 13(d)(3) of the Exchange Act) shall have been formed that beneficially owns or has the right to acquire beneficial ownership of, or has agreed to acquire beneficial ownership of, 26% or more of the then outstanding shares of capital stock of the Company, or (v) the Board of Directors of the Company shall have resolved or publicly announced an intention to do any of the foregoing.

The right of any party hereto to terminate this Agreement pursuant to this
Section 9.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Affiliate of such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

SECTION 9.2.          EFFECT OF TERMINATION.

    Except as provided in Section 9.5 and Section 9.6 of this Agreement, in the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, there shall be no liability on the part of Acquiror or the Company or any of their respective officers, directors, stockholders or Affiliates to the other, and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from liability for any willful breach by a party of any of its representations, warranties, covenants or agreements in this Agreement; and provided that the provisions of Section 7.2 (Confidentiality), Section 9.5 (Transaction Fees, Expenses and Other Payments) and Section 9.6 (Termination Fees) of this Agreement will remain in full force and effect and survive any termination of this Agreement.

SECTION 9.3.          AMENDMENT.

    This Agreement may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made that by law or rule of the NYSE requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

SECTION 9.4.          EXTENSION; WAIVER.

    At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by any other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

SECTION 9.5.          TRANSACTION FEES, EXPENSES AND OTHER PAYMENTS.

    Except as otherwise set forth in this Section 9.5, all costs and expenses incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses, whether or not the Merger is consummated; provided, however, that in the event that the Merger and the other transactions contemplated hereby are not consummated, Acquiror and the Company shall share equally all costs and expenses (other than attorneys' and accountants' fees and expenses) incurred in relation to printing and filing and, as applicable, mailing the Registration Statement and the Proxy Statement and any amendments or supplements thereto and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement and the fees required under the HSR Act and applicable foreign laws, if any, incurred in connection with the transactions contemplated under this Agreement.

SECTION 9.6.          TERMINATION FEES.

    (a) If this Agreement is terminated by the Company pursuant to Section 9.1(h), (i) the Company shall pay to Acquiror an amount equal to all of Acquiror's reasonable expenses incurred in connection with the transactions contemplated by this Agreement not to exceed $1,000,000 payable within ninety
(90) days from the date of such termination and (ii) and in the event the Company enters into a definitive agreement in connection with, or consummates, an Acquisition Proposal within six (6) months from the date of such termination, the Company shall pay to Acquiror the difference between four million dollars ($4,000,000) (the "Termination Fee") and the aggregate amount paid to Acquiror pursuant to Section 9.6(a)(i) above, within five (5) Business Days after the closing date of such transaction.

    (b) If this Agreement is terminated by the Company pursuant to Section 9.1(i), Acquiror may, within five (5) business days thereafter, make an election (the "Termination Election") to receive the Termination Fee, in which event the Company shall pay to Acquiror the Termination Fee within five (5) Business Days after the date of such Termination Election and this Agreement (except those provisions that, pursuant to Section 9.2, survive termination) shall be deemed to terminate, become void and be of no further force or effect immediately upon the Termination Election. Acquiror shall not have any right to receive, and the Company shall not have any obligation to pay, the Termination Fee except pursuant to a valid and timely Termination Election.

    (c) If this Agreement is terminated by Acquiror pursuant to Section 9.1(j) (excluding



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


Sections 9.1(j)(i)(D), 9.1(iv) and 9.1(v) (only to the extent Section 9.1(j)(v) relates to Sections 9.1(j)(i)(D) or 9.1(j)(iv)), then (i) if the Board of Directors of the Company has recommended to its stockholders an Acquisition Proposal with a third party, then the Company shall pay to Acquiror the Termination Fee or (ii) if the Board of Directors of the Company has not recommended to its stockholders an Acquisition Proposal with a third party, then (A) the Company shall pay to Acquiror an amount equal to all of Acquiror's reasonable expenses incurred in connection with the transactions contemplated by this Agreement not to exceed $1,000,000 payable within ninety (90) days from the date of such termination and (B) if the Company thereafter enters into a definitive agreement in connection with, or consummates, an Acquisition Proposal within nine (9) months from the date of such termination, the Company shall pay to Acquiror the difference between the Termination Fee and the aggregate amount paid to Acquiror pursuant to Section 9.6(c)(ii)(A) above, within five (5) Business Days after the closing date of such transaction.

    (d) If this Agreement is terminated by the Company pursuant to Section 9.1(c) as a result of a Terminating Acquiror Breach that has not been cured by Acquiror pursuant to Section 9.1(c), then Acquiror shall pay to the Company within thirty (30) days after such termination an amount equal to all of the Company's reasonable expenses incurred in connection with the transactions contemplated by this Agreement and all damages caused to the Company as a result of such Terminating Acquiror Breach.

    (e) If this Agreement is terminated by Acquiror pursuant to Section 9.1(b) as a result of a Terminating Company Breach that has not been cured by the Company pursuant to Section 9.1(b), then the Company shall pay to Acquiror within thirty (30) days after such termination an amount equal to all of Acquiror's reasonable expenses incurred in connection with the transactions contemplated by this Agreement and all damages caused to Acquiror as a result of such Terminating Company Breach. Notwithstanding any of the foregoing, to the extent that subsequent to the date hereof Acquiror terminates this Agreement by reason of the Company entering into an agreement to purchase substantially all of the assets or equity securities of an entity, such acquisition is not a Company Acquisition and Acquiror has not consented to such acquisition, then the Company shall be obligated to pay to Acquiror its reasonable expenses incurred in connection with the transactions contemplated by this Agreement but shall have no liability to Acquiror for any damages.

    (f) Any payment required to be made by either the Company or the Acquiror pursuant to Section 9.6 of this Agreement shall be made by wire transfer of immediately available funds to an account designated by the party receiving payment. If any party fails to pay any termination fee or any expenses or damages in connection with a termination when due and payable, such party shall pay all costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee, expense and/or damages at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid to the date on which it is paid.

    (g) The Company and Acquiror each agrees that, except as expressly provided therein, the payments provided for in clauses (a) through (e) above, to the extent applicable, shall




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





be the sole and exclusive remedies of the parties against each other upon a termination of this Agreement pursuant to Section 9.1.

                                   ARTICLE X.
                               GENERAL PROVISIONS

SECTION 10.1.         EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND
                      AGREEMENTS.

    (a) Except as set forth in Section 10.1(b) of this Agreement, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect up to the Effective Time regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

    (b) The representations and warranties in this Agreement will terminate at the Effective Time; provided, however, that the covenants and agreements of the parties that by their respective terms contemplate performance after the Effective Time or after the termination of this Agreement pursuant to Article IX shall survive the Effective Time or the termination, as applicable.

SECTION 10.2.         NOTICES.

    All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

    (a)      If to Acquiror or Merger Sub:

             The Titan Corporation
             3033 Science Park Road
             San Diego, CA 92121
             Telecopier No.: (619) 552-9759
             Attention:  Nicholas J. Costanza, Esq., General Counsel

             With a copy (which shall not constitute notice) to:

             Hogan & Hartson L.L.P.
             8300 Greensboro Drive, Suite 1100
             McLean, VA 22102
             Telecopier No.: (703) 610-6200
             Attention: Richard K.A. Becker, Esq.


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




    (b)      If to the Company:

             Advanced Communication Systems, Inc.
             10089 Lee Highway
             Fairfax, VA 22030
             Attention: George A. Robinson, Chief Executive Officer

             With a copy (which shall not constitute notice) to:

             Venable, Baetjer, Howard & Civiletti, LLP
             1201 New York Avenue, N.W., Suite 1100
             Washington, DC 20005
             Telecopier No.: (202) 962-8300
             Attention: Wallace E. Christner, Esq.

SECTION 10.3.     CERTAIN DEFINITIONS.

    For purposes of this Agreement, the term:

    "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company or its Subsidiaries: any merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution, tender offer or exchange offer or other similar transaction involving, or, any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent (10%) or more of the assets or equity securities of, the Company or any of its Subsidiaries, in a single transaction or series of related transactions;

    "Affiliate" of any Person means: (a) a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person; and (b) as the context requires (including, without limitation, for purposes of Section 7.11 hereof), any Person who is or may be an "affiliate" of such Person for purposes of Rule 145 under the Securities Act or SEC Accounting Series Release 135;

    "Beneficial Owner" (including the terms "beneficial ownership" and "beneficially own") means with respect to any shares of capital stock, a Person who shall be deemed to be the beneficial owner or have beneficial ownership of such shares (a) which such Person or any of its Affiliates or associates beneficially owns, directly or indirectly, (b) which such Person or any of its Affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange
Act) has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, (c) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its Affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding voting or disposing of any such shares or (d) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;





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    "Business Day" means any day other than a day on which banks in the
Commonwealth of Virginia are authorized or obligated to be closed;

    "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

    "Credit Facility" means the $60,000,000 Amended and Restated Credit Agreement among NationsBank, N.A. and Mellon Bank, N.A., and Advanced Communication Systems, Inc. and its subsidiaries, Integrated Systems Control, Inc., RF Microsystems, Inc., Advanced Management Incorporated and Semcor, Inc., dated as of February 3, 1999 (the "Credit Agreement"), as amended, and other "loan documents" related thereto.

    "Encumbrance" means any lien, pledge, charge, security interest or other Encumbrance of any nature;

    "Intellectual Property" means all (a) patents, utility models, invention disclosures, industrial designs, and applications for registration thereof and all reissues, divisions, reexaminations, renewals, extensions, provisionals, continuations, and continuations in part thereof, (b) trademarks, service marks, trade dress, logos, trade names, domain names, web site addresses, and corporate names and registrations and applications for registration thereof and the goodwill associated therewith, (c) copyrights and registrations and applications for registration thereof, (d) computer software, data, and documentation, (e) trade secrets and confidential business information (including formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (f) other proprietary rights, and (g) copies and tangible embodiments thereof (in whatever form or medium);

    "Material Adverse Effect" means, with respect to a specified Person, any event, change, circumstance, condition, development, effect or occurrence that individually or in the aggregate (taking into account all other such events, changes, circumstances, conditions, developments, effects or occurrences) has had, caused or resulted in (or with the passage of time would be reasonably likely to have, cause, or result in) a material adverse effect on the business, operations, earnings, assets, properties, results of operations or condition (financial or otherwise) of such Person and its Subsidiaries, if any, taken as a whole, except to the extent that any such event, change, circumstance, condition, development, effect or occurrence is directly caused by: (a) conditions generally affecting national, regional or world economics; (b) conditions generally affecting the industry of such Person; (c) the announcement, pendency or process of effectuating the Merger or the transactions contemplated hereby that directly results in a delay of, reduction in or cancellation or change in the terms of customer engagements, projects or relationships; or (d) a change in the market price or trading volume of the securities of such Person; which

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conditions (in the case of clauses (a) and (b) do not affect such Person in a disproportionate manner as compared with other Persons in such Person's industry). For purposes of this Agreement, the parties acknowledge and agree that (i) the industry of the Company is the government information technology services industry, and (ii) the industry of Acquiror is the government information technology services industry. In addition to the foregoing, the execution or consummation after the date hereof by Acquiror of any merger, acquisition or other similar transaction involving Acquiror and a third party shall constitute a Material Adverse Effect with respect to Acquiror if such merger, acquisition or similar transaction involves a third party in the same line of business as the Company or any Company Subsidiary and could be reasonably expected to have a materially adverse effect on the future employment prospects of Continuing Employees (in aggregate) with the Acquiror or its Affiliates subsequent to the Effective Time.

    "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

    "Reasonable Best Efforts" means, as to a party hereto, an undertaking by such party to perform or satisfy an obligation or duty or otherwise act in a manner reasonably calculated to obtain the intended result by action or expenditure not substantially disproportionate or unduly burdensome in the circumstances;

    "Subsidiary" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary of such Person) (a) owns, directly or indirectly, fifty percent (50%) or more of the capital stock, partnership interests or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity; or (b) possesses, directly or indirectly, control over the direction of management or policies of such corporation, partnership, joint venture or other legal entity (whether through ownership of voting securities, by agreement or otherwise);

    "Superior Proposal" means a bona fide Acquisition Proposal made by any Person that the Board of Directors of the Company determines in its good faith judgment (taking into account the advice of a financial advisor of nationally recognized reputation) will result in a transaction pursuant to which greater aggregate financial consideration will be paid to the Company's stockholders than pursuant to this Agreement and the transactions contemplated by this Agreement and for which financing, to the extent required, is then committed; provided that the Board of Directors of the Company has determined in good faith, taking into account the advice of outside counsel, that it is reasonably likely to be required to recommend such proposal to the Company's stockholders to comply with its fiduciary duties to stockholders under applicable law .


SECTION 10.4.         HEADINGS.

    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.5.         SEVERABILITY.

    If any term or other provision of this Agreement is deemed invalid, illegal or incapable of being enforced pursuant to any rule of law or public policy or other Order by a court of competent jurisdiction or otherwise, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 10.6.         ENTIRE AGREEMENT.

    This Agreement (together with the Exhibits, the disclosure schedules of the parties and the other documents specified herein and delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties with respect to the subject matter contained herein and therein and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

SECTION 10.7.         SPECIFIC PERFORMANCE.

    The transactions contemplated by this Agreement are unique. Accordingly, the parties acknowledge and agree that, in addition to all other remedies to which they may be entitled, each shall be entitled to a decree of specific performance.

SECTION 10.8.         ASSIGNMENT.

    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

SECTION 10.9.         THIRD PARTY BENEFICIARIES.

    Subject to Section 10.8, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement except for the Indemnified Parties under Section 7.6.

SECTION 10.10.        GOVERNING LAW.

    This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts between residents of that State and executed in and to be performed entirely within that State. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such courts (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 10.10 and shall not be deemed to be a general submission to the jurisdiction of such courts or in the State of Delaware other than for such purposes.

SECTION 10.11.        COUNTERPARTS.

    This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 10.12.        WAIVER OF JURY TRIAL.

    EACH OF ACQUIROR, THE COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ACQUIROR, THE COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.


             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed and delivered as of the date first written above.

                                            THE TITAN CORPORATION

                                            By:      /s/ Gene W. Ray
                                                     --------------------------
                                                     Name:  Gene W. Ray
                                                     Title: Chairman and Chief
                                                            Executive Officer


                                            ADVANCED COMMUNICATION SYSTEMS, INC.

                                            By:      /s/ George A. Robinson
                                                     --------------------------
                                                     Name:  George A. Robinson
                                                     Title: Chief Executive
                                                            Officer


                                            A T ACQUISITION CORP.

                                            By:      /s/ Gene W. Ray
                                                     --------------------------
                                                     Name:  Gene W. Ray
                                                     Title: Chairman and Chief
                                                            Executive Officer

                                   EXHIBIT A

                                    FORM OF
                          COMPANY AFFILIATE AGREEMENT

                                December 9, 1999

Advanced Communication Systems, Inc.
10089 Lee Highway
Fairfax, Virginia 22030

The Titan Corporation
3033 Science Park Road
San Diego, California 92121

     Re:  Affiliate Agreement

Ladies and Gentlemen:

    The undersigned is a stockholder of Advanced Communication Systems, Inc., a Delaware corporation (the "Company"), and will become a stockholder of The Titan Corporation, a Delaware corporation ("Acquiror"), pursuant to the transactions described in the Agreement and Plan of Merger, dated as of December 9, 1999 (the "Merger Agreement"), by and among the Company, Acquiror, and A T Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"). Under the terms of the Merger Agreement, the Merger Sub will be merged with and into the Company and the shares of common stock of the Company, $.01 par value per share (the "Company Common Stock"), will be converted into and exchanged for shares of common stock of Acquiror, par value $.01 per share ("Acquiror Common Stock"). This Affiliate Agreement represents an agreement by and among the undersigned, the Company and Acquiror regarding certain rights and obligations of the undersigned in connection with the (i) shares of Company Common Stock beneficially owned by the undersigned and (ii) shares of Acquiror Common Stock into which such shares of Company Common Stock are to be converted as a result of the merger (the "Merger") of the Merger Sub with and into the Company.

    In consideration of the Merger and the mutual covenants contained herein, the undersigned, the Company and Acquiror hereby agree as follows:

    1. Affiliate Status. The undersigned understands and agrees that as to the Company he or she may be deemed to be an "affiliate" as that term is used in SEC Accounting Series Release Nos. 130 and 135 and Rule 145 of the rules and regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

    2.    Restriction on Disposition.

    (a) The undersigned agrees that during the Pooling Period (as defined below) he or she will not sell, transfer, or otherwise dispose of his or her interests in, or reduce his or her risk relative to, any of the (i) shares of Company Common Stock over which the undersigned has or shares voting or dispositive power with respect thereto or (ii) shares of Acquiror Common Stock into which such shares of Company Common Stock are converted upon consummation of the Merger or upon the exercise of any options to purchase Acquiror Common Stock. Notwithstanding the foregoing, the undersigned may sell, transfer or otherwise dispose of his or her interests in, or reduce his or her risk relative with respect to a de minimis (such amount to be determined in accordance with accounting rules, regulations, interpretations and bulletins of the SEC) number of (i) shares of Company Common Stock over which the undersigned has or shares voting or dispositive power with respect there to or
(ii) shares of Acquiror Common Stock into which such shares of Company Common Stock are converted upon consummation of the Merger or upon the exercise of any options to purchase Acquiror Common Stock (any such transfer, a "De Minimis Transfer"), provided, however, that any De Minimis Transfer shall be subject to the prior written consent and approval of Acquiror and Acquiror shall be entitled to withhold such consent and approval if the Acquiror reasonably believes (based upon consultation with Acquiror's independent public accountants) that such De Minimis Transfer (along with any other De Minimis Transfers by the undersigned or any other "affiliate" of the Company or the Acquiror) would prevent accounting for the Merger as a "pooling of interests".

     (b) For purposes of this Affiliate Agreement, "Pooling Period" shall mean the period commencing thirty (30) days prior to the Effective Time (as defined in the Merger Agreement) and ending on the date which is two (2) business days after publication by Acquiror of its results of post-Merger operations for the period which includes at least thirty (30) days of post-Merger combined operations of Acquiror and the Company whether by issuance of a quarterly earnings report on Form 10-K, 10-Q, 8-K or other public issuance (such as a press release) that includes such information. The undersigned understands that reducing his or her risk relative to such shares of Company Common Stock or Acquiror Common Stock includes, but is not limited to, using such shares to secure a loan, purchasing a put option to sell such shares or otherwise entering into a put agreement with respect to such shares.

     3. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

    (a) The Acquiror Common Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or in part; and

    (b) Within thirty (30) days of execution hereof, the undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to Section 7 hereof to, have all of the Company Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties as applicable, prior to the effective date of the Merger and not in the name of any bank, broker dealer, nominee or clearinghouse.

     4. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of Acquiror Common Stock received by the undersigned pursuant to the Merger will be given to the Acquiror's transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating substantially as follows:

              "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as The Titan Corporation ("Acquiror") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected (except for such sales to the extent permitted pursuant to a limited de minimis transfer exception under the accounting rules, regulations, interpretations and bulletins of the SEC). In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) of the Rules and Regulations of such Act (in the case of shares issued to an individual who is not an affiliate of Acquiror) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of Acquiror), or (3) in accordance with a legal opinion satisfactory to counsel for Acquiror that such sale or transfer is otherwise exempt from the registration requirements of such Act."

    Such legend will also be placed on any certificate representing Acquiror securities issued subsequent to the original issuance of the Acquiror Common Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as the Acquiror Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, Acquiror shall cause the certificates representing the shares of Acquiror Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 promptly after the requirements of ASR 130 and 135 have been met upon receipt of an opinion of counsel reasonably acceptable to Acquiror to the effect that such legend may be removed (the Acquiror may waive, in the Acquiror's sole and absolute discretion, the Acquiror's right to receive such opinion). In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Acquiror Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), Acquiror, upon the request of the undersigned, will cause the certificates representing the shares of Acquiror Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d), or upon receipt by Acquiror of an opinion of counsel reasonably acceptable to Acquiror to the effect that such legend is not required under the 1933 Act and may be removed.

    5. Certain Understandings and Acknowledgments. The undersigned acknowledges and understands that the representations, warranties and covenants of the undersigned set forth herein will be relied upon by Acquiror and the Company and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if such representations, warranties or covenants are breached. The undersigned has carefully read the Merger Agreement and this Affiliate Agreement and discussed their requirements and impact upon the undersigned's ability to sell, transfer, or otherwise dispose of, or reduce his risks relative to, the shares of Acquiror Common Stock to be received by the undersigned, to the extent the undersigned believes necessary, with his or her counsel or counsel for the Company.

    6. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of Acquiror Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for Acquiror Common Stock together with such additional information as the transfer agent may reasonably request. If counsel reasonably acceptable to Acquiror concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), upon receipt of an opinion of counsel reasonably acceptable to Acquiror, Acquiror will so instruct the transfer agent and provide such opinions to the transfer agent as may be necessary so that the undersigned may complete the proposed sale or transfer.

    7. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also may apply to (i) the undersigned's spouse, if that spouse has the same home as the undersigned, (ii) any relative of the undersigned who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, such spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, such spouse, and any such relative collectively own at least 10% of any class of equity securities or of the equity interest.

    8. Termination. This Affiliate Agreement shall be terminated and shall be of no further force and effect upon the termination of the Merger Agreement.

    9. Miscellaneous. This Affiliate Agreement is the complete agreement between the Company, Acquiror and the undersigned concerning the subject matter hereof. Nothing set forth herein, however, shall be construed to limit in any way any of the undersigned's other rights incident to ownership of shares of Company Common Stock or Acquiror Common Stock. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

    This Affiliate Agreement is executed as of the 9th day of December, 1999.

                           Very truly yours,






                           ----------------------------------------
                           Signature

                           Name:
                                    -------------------------------
                           Address:
                                    -------------------------------

                                    -------------------------------

                                    -------------------------------


AGREED TO AND ACCEPTED as of
December 9, 1999



THE TITAN CORPORATION


By:
      -------------------------------
Name:
      -------------------------------
Title:
      -------------------------------

ADVANCED COMMUNICATION SYSTEMS, INC.

By:
      -------------------------------
Name:
      -------------------------------
Title:
      -------------------------------

                                   EXHIBIT B

                                    FORM OF
                          ACQUIROR AFFILIATE AGREEMENT

                                December 9, 1999

The Titan Corporation
3033 Science Park Road
San Diego, California 92121

          Re:  Affiliate Agreement

Ladies and Gentlemen:

    The undersigned is a stockholder of The Titan Corporation, a Delaware corporation ("Acquiror"). Under the terms of the Agreement and Plan of Merger, dated as of December 9, 1999 (the "Merger Agreement"), by and among Acquiror, Advanced Communication Systems, Inc., a Delaware corporation (the "Company"), and A T Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), the Merger Sub will be merged with and into the Company (the "Merger") and the shares of common stock of the Company, $.01 par value per share, will be converted into and exchanged for shares of common stock of Acquiror, par value $.01 per share ("Acquiror Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and Acquiror regarding certain rights and obligations of the undersigned in connection with the shares of Acquiror Common Stock beneficially owned by the undersigned.

    In consideration of the Merger and the mutual covenants contained herein, the undersigned and Acquiror hereby agree as follows:

    1. Affiliate Status. The undersigned understands and agrees that as to Acquiror he or she may be deemed to be an "affiliate" as that term is used in SEC Accounting Series Release Nos. 130 and 135 and Rule 145 of the rules and regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

    2.  Restriction on Disposition.

    (a) The undersigned agrees that during the Pooling Period (as defined below) he or she will not sell, transfer, or otherwise dispose of his or her interests in, or reduce his or her risk relative to, any of the shares of Acquiror Common Stock over which the undersigned has or shares voting or dispositive power with respect thereto. Notwithstanding the foregoing, the undersigned may sell, transfer or otherwise dispose of his or her interests in, or reduce his or her risk relative with respect to a de minimis (such amount to be determined in accordance with accounting rules, regulations, interpretations and bulletins of the SEC) number of shares of Acquiror Common Stock (any such transfer, a "De Minimis Transfer"), provided, however, that any De Minimis Transfer shall be subject to the prior written consent and approval of Acquiror and Acquiror shall be entitled to withhold such consent and approval if Acquiror reasonably believes (based upon consultation with Acquiror's independent public accountants) that such De Minimis Transfer (along with any other De Minimis Transfers by the undersigned or any other "affiliate" of Acquiror) would prevent accounting for the Merger as a "pooling of interests".

     (b) For purposes of this Affiliate Agreement, "Pooling Period" shall mean the period commencing thirty days (30) days prior to the Effective Time (as defined in the Merger Agreement) and ending on the date which is two (2) business days after publication by Acquiror of its results of post-Merger operations for the period which includes at least thirty (30) days of post-Merger combined operations of Acquiror and the Company whether by issuance of a quarterly earnings report on Form 10-K, 10-Q, 8-K or other public issuance (such as a press release) that includes such information. The undersigned understands that reducing his or her risk relative to such shares of Acquiror Common Stock includes, but is not limited to, using such shares to secure a loan, purchasing a put option to sell such shares or otherwise entering into a put agreement with respect to such shares.

    3. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that within thirty (30) days of execution hereof, the undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to Section 4(b) hereof to, have all of the Acquiror Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties as applicable, prior to the effective date of the Merger and not in the name of any bank, broker dealer, nominee or clearinghouse.

    4.  Certain Understandings and Acknowledgments.

    (a) The undersigned acknowledges and understands that the representations, warranties and covenants of the undersigned set forth herein will be relied upon by Acquiror and its respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if the undersigned's representations warranties or covenants are breached. The undersigned has carefully read the Merger Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of, or reduce his risks relative to, the shares of Acquiror Common Stock beneficially owned by the undersigned, to the extent he or she believes necessary, with his or her counsel or counsel for the Acquiror.

    (b) The undersigned recognizes and agrees that the foregoing provisions of this Affiliate Agreement also may apply to (i) the undersigned's spouse, if that spouse has the same home as the undersigned, (ii) any relative of the undersigned who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, such spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, such spouse, and any such relative collectively own at least 10% of any class of equity securities or of the equity interest.

    5. Termination. This Affiliate Agreement shall be terminated and shall be of no further force and effect upon the termination of the Merger Agreement.

    6. Miscellaneous. This Affiliate Agreement is the complete agreement between Acquiror and the undersigned concerning the subject matter hereof. Nothing set forth herein, however, shall be construed to limit in any way any of the undersigned's other rights incident to ownership of shares of Acquiror Common Stock. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

            [the remainder of this page is intentionally left blank]

    This Affiliate's Agreement is executed as of the 9th day of December, 1999.


                           Very truly yours,






                           ----------------------------------------
                           Signature

                           Name:
                                    -------------------------------
                           Address:
                                    -------------------------------

                                    -------------------------------

                                    -------------------------------


AGREED TO AND ACCEPTED as of
December 9, 1999



THE TITAN CORPORATION


By:
      -------------------------------
Name:
      -------------------------------
Title:
      -------------------------------